                                                                   EXHIBIT 10.59

                           FIRST AMENDED AND RESTATED

                              OPERATING AGREEMENT

                                       of

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                                 by and between

                              TRUMP INDIANA, INC.

                                      and

                          BARDEN-DAVIS CASINO, L.L.C.

                         DATED: As of October 31, 1995

                           FIRST AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                       of
                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

         THIS FIRST AMENDED AND RESTATED OPERATING AGREEMENT (the "Agreement") is made as of the 31st day of October, 1995 by and between TRUMP INDIANA, INC., a Delaware corporation, having an office at 6012 W. Industrial Highway, Gary, Indiana 46406 (hereinafter sometimes referred to as "Trump"), and BARDEN-DAVIS CASINO, L.L.C., an Indiana limited liability company, having an office at Suite 2400, 400 Renaissance Center, Detroit, Michigan 48243 (hereinafter sometimes referred to as "BDC"; Trump and BDC are hereinafter sometimes referred to as the "Members" and individually as a "Member").


                                  WITNESSETH:

         WHEREAS, Trump and BDC have entered into certain agreements with the City (this and all other capitalized terms having the meanings ascribed to them below) and have been awarded Certificates of Suitability by the Commission to conduct separate but coordinated riverboat gaming operations in the City; and

         WHEREAS, to acquire control over the common site from which the aforementioned riverboat gaming operations are to be conducted, and in anticipation of assigning the same to the LLC, Trump has acquired the Lehigh Property, has entered into the Pre-Formation Agreements, and has commenced development of the site for riverboat gaming operations in accordance with the Site Plan; and

         WHEREAS, Trump and BDC have formed Buffington Harbor Riverboats, L.L.C., a Delaware limited liability company (the "LLC") pursuant to the terms of an Operating Agreement dated as of September 27, 1995 (the "Original Agreement"), for the purpose of acquiring the LLC Property (including by accepting the contributions to the LLC by Trump as set forth below), constructing common roadways, utilities and other infrastructure improvements on the LLC Property in accordance with the Site Plan, operating, maintaining, repairing and replacing the Common Areas, and entering into agreements with each of Trump and BDC pursuant to which each of Trump and BDC shall have the right to conduct separate riverboat gaming operations and construct separate facilities, all as more particularly described below; and

         WHEREAS, Trump and BDC desire to enter into this Agreement to define and express all of the terms, covenants and conditions of the LLC and their respective rights and obligations with respect thereto and to, among other things amend and restate the Original Agreement to reflect the facts that (i) the Members
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did not make the Initial Contributions specified in Sections 4.1(a)(1) and (2)
of the Original Agreement upon execution of the Original Agreement, as the same were delayed for reasons beyond the control of the Members; (ii) subsequent to the execution of the Original Agreement, the Members entered into an Agreement dated as of September 29, 1995 with the City, whereby certain payments are to be made (or have been made) by each Member to the City in lieu of the LLC conveying the City Property (as defined in the Original Agreement) to the City; (iii) the Members desire to reduce the number of Construction Representatives on the Construction Committee; and (iv) the Members wish to restate Exhibits B-1, B-2, E, F and G to include additional items; and

         WHEREAS, Trump and BDC desire to be bound by this Agreement pursuant to the terms hereof.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1.  DEFINITIONS.  As used in this Agreement, the following terms shall
              -----------
have the meanings set forth below:

          1.1  "Act" means the Delaware Limited Liability Company Act, as
                ---
amended from time to time.

          1.2  "Additional Facilities" shall have the meaning ascribed to it in
                ---------------------
Section 3.1(e) below.

          1.3  "Affiliate" means any Person directly or indirectly controlling
                ---------
or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" shall mean the power to direct management or policies through ownership of voting securities or similar equity interest.

          1.4  "Agreement" means this First Amended and Restated Operating
                ---------
Agreement, as the same from time to time may be amended, modified, supplemented or restated.

          1.5  "Bankruptcy" means, with respect to the applicable Person, that
                ----------
such Person shall have (1) made an assignment for the benefit of creditors; (2) filed a voluntary petition in bankruptcy; (3) been adjudicated a bankrupt or insolvent; (4) filed a petition or answer seeking for himself or itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (5) filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him or it in any proceeding set forth in (4) above; or
(6) sought, consented to, or acquiesced in the appointment of a trustee, receiver, or liquidator of all or any substantial part of his or its properties; or if 180 days after the commencement

                                      -2-
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of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, the proceeding has not been dismissed, or if within 150 days after the appointment without his or its consent or acquiescence of a trustee, receiver, or liquidator of the Person or all or any substantial part of his or its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

          1.6  "BDC Costs" shall have the meaning ascribed to it in Section 4.1
                ---------
(c) below.

          1.7  "BDC Memorandum of Understanding" means the Memorandum of
                -------------------------------
Understanding dated as of September 5, 1995 between BDC and the City.

          1.8  "BDC Projects" means the projects which BDC is to develop on
                ------------
parts of the LLC Property in its own name and right in order to satisfy its obligations under its Certificate of Suitability, the BDC Memorandum of Understanding and/or the Development Agreement, but specifically excluding any obligations under the Development Agreement of the LLC to develop projects in its name and right.

          1.9  "Berthing Agreements" shall have the meaning ascribed to it in
                -------------------
Section 2.3(h) below.

          1.10  "Capital Account" shall have the meaning ascribed to it in
                 ---------------
Section 4.1(f) below.

          1.11 "Cash Needs" of the LLC shall have the meaning ascribed to it in
                ----------
Section 4.3(a)(3) below.

          1.12  "Certificate" means the Certificate of Formation iled with
                 -----------
respect to the LLC in the office of the Delaware Secretary of State, as the same may be from time to time amended, modified or supplemented in accordance with the provisions of this Agreement.

          1.13  "Certificate of Suitability" means the Certificate of
                 --------------------------
Suitability issued to BDC or Trump, as applicable, by the Indiana Gaming Commission, as well as any Riverboat Owner's License issued to BDC or Trump pursuant to their respective Certificates of Suitability.

          1.14  "City" means the City of Gary, Indiana.
                 ----

          1.15  "Code" means the Internal Revenue Code of 1986, as amended, or
                 ----
any corresponding provision of any succeeding law.

          1.16  "Commission" means the Indiana Gaming Commission.
                 ----------

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          1.17 "Common Areas" means that part of the LLC Property which is
                ------------
intended to serve the gaming operations of Trump and BDC together with the improvements to be constructed thereon, all as designated on the Site Plan or as the same are to be designated on the Master Plan.

          1.18 "Common Area Development Approvals" means the applications for
                ---------------------------------
permits, licenses or approvals, together with any such permits, licenses or approvals, which either Trump or BDC have applied for or procured prior to the date of this Agreement, which pertain to the development or construction of the Common Areas, including without limitation the applications, permits, licenses and other approvals listed on Exhibit A.

          1.19 "Construction Committee" shall have the meaning ascribed to it in
                ----------------------
Section 3.1(b) below.

          1.20 "Development Agreement" means the Development Agreement to be
                ---------------------
entered into among the City, the LLC, BDC and Trump pursuant to or in furtherance of the Certificates of Suitability, the BDC Memorandum of Understanding and the Trump Memorandum of Understanding (or, if applicable, both of the separate development agreements to be entered into between the City and BDC and the City and Trump).

          1.21 "Event of Default" shall have the meaning ascribed to it in
                ----------------
Section 7.1(a) below.

          1.22  "Harbor" means Buffington Harbor in the City of Gary, Indiana.
                 ------

          1.23 "Harbor Lease Agreement" means the Harbor Lease Agreement dated
                ----------------------
June 29, 1995 between Lehigh Portland Cement Company, as lessor, and Trump, as lessee.

          1.24 "Improvements Budget" shall have the meaning ascribed to it in
                -------------------
Section 3.10 below.

          1.25 "Lehigh Property" means the real property interests purchased by
                ---------------
Trump from Lehigh Portland Cement Company, including the lessee's interest under the Harbor Lease Agreement.

          1.26 "LLC" means the limited liability company to which this Agreement
                ---
pertains, as such limited liability company may from time to time be constituted.

          1.27 "LLC Property" means the Lehigh Property and any other real
                ------------
property interests which the LLC acquires or leases, less any part of the foregoing which is exchanged or otherwise disposed of by the LLC.

          1.28 "Master Plan" shall have the meaning ascribed to it in Section
                -----------
3.1(e) below.

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          1.29 "Master Plan Improvements" shall have the meaning ascribed to it
                ------------------------
in Section 3.1(e) below.

          1.30 "Member" means any Person who is admitted to the LLC pursuant to
                ------
the provisions of this Agreement. The initial Members of the LLC are Trump and BDC.

          1.31 "New Harbor" shall have the meaning ascribed to it in Section
                ----------
3.1(e) below.

          1.32 "Operating Committee" shall have the meaning ascribed to it in
                -------------------
Section 3.2 below.

          1.33 "Operating Plan and Budget" shall have the meaning ascribed to it
                -------------------------
in Section 3.9(a) below.

          1.34 "Operating Reserve" means a reserve to be maintained by the LLC
                -----------------
(initially to be funded as part of the Improvements Budget and thereafter to be reflected in each year's Operating Plan and Budget and funded under the Berthing Agreements) equal to one-half of the projected funds (net of anticipated revenues other than borrowings) required by the LLC in connection with its operations for the applicable year, but excluding any funds required for construction of the Site Plan Improvements or the Master Plan Improvements.

          1.35 "Original Agreement" shall mean the Operating Agreement for the
                ------------------
LLC dated as of September 27, 1995.

          1.36 "Percentage Interest" shall have the meaning ascribed to it in
                -------------------
Section 4.2 below.

          1.37 "Person" means any individual, corporation, partnership (general
                ------
or limited), association, limited liability company, trust, estate or other entity.

          1.38 "Pre-Formation Agreements" means the agreements listed on
                ------------------------
attached Exhibit B-1.

          1.39 "Prime Rate" shall have the meaning ascribed to it in Section
                ----------
4.1(e)(4) below.

          1.40 "Required Amount" shall have the meaning ascribed to it in
                ---------------
Section 4.3(a)(1) below.

          1.41 "Site Plan" means the site plan attached as Exhibit C, as the
                ---------
same may be modified or revised. The Site Plan depicts the Site Plan Improvements on the LLC Property.

          1.42 "Site Plan Improvements" means all of the improvements shown on
                ----------------------
or contemplated by the Site Plan, including improvements to the Harbor, a pavilion, parking areas and other improvements (save for riverboats) necessary to serve the gaming operations of BDC and Trump.

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          1.43 "State" means the State of Delaware.
                -----

          1.44 "Studies" means the agreements or studies listed on attached
                -------
Exhibit B-2.

          1.45 "Trump Costs" shall have the meaning ascribed to it in Section
                -----------
4.1(b) below.

          1.46 "Trump Memorandum of Understanding" means the Memorandum of
                ---------------------------------
Understanding dated as of May 27, 1995 between Trump and the City.

          1.47 "Trump Projects" means the projects which Trump is to develop on
                --------------
parts of the LLC Property in its own name and right in order to satisfy its obligations under its Certificate of Suitability, the Trump Memorandum of Understanding and/or the Development Agreement, but specifically excluding any obligations under the Development Agreement of the LLC to develop projects in its name and right.

          1.48 "Uncontrollable Expenses" shall have the meaning ascribed to it
                -----------------------
in Section 3.9(a).

          2.   ORGANIZATION.
               ------------

          2.1 Name. The name of the LLC is Buffington Harbor Riverboats, L.L.C.,
              ----
and such name shall be used at all times in connection with the business and affairs of the LLC.

          2.2 Organization of the LLC. The LLC has been organized under the laws
              -----------------------
of the State and is qualified to transact business in the State of Indiana. The LLC has been organized on the date of the filing of the Certificate. The Members shall execute or cause to be executed and filed such other documents and instruments with such appropriate authorities as may be necessary or appropriate from time to time to comply with all requirements for the formation and operation of a limited liability company in the State and for the qualification of a limited liability company to transact business in the State of Indiana.

          2.3 Purpose of the LLC. The business and purposes of the LLC shall be:
              ------------------

          (a) To accept the contribution of the Lehigh Property and the assignment of the Pre-Formation Agreements by Trump as contemplated below, to accept the assignment of the Studies by BDC as contemplated below, and to assume all obligations arising under the Pre-Formation Agreements and/or the Studies so assigned, and to indemnify Trump or BDC, as the case may be, with respect to liability under the Pre-Formation Agreements and/or the Studies as provided below;

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          (b) To enter into leases, subleases or other arrangements regarding the use or occupancy of all or part of the LLC Property with BDC, Trump or any other Person, upon such terms and conditions as are specified herein or are otherwise approved by the LLC;

          (c) To make application for, process and negotiate all governmental approvals or permits and/or private rights for land use, utility services, drainage rights, dockage rights, access rights and similar rights as may be necessary or desirable for implementing the Site Plan;

          (d) To construct the Site Plan Improvements;

          (e) To obtain all necessary permits, licenses and approvals with respect to the construction, operation, maintenance, repair and replacement of the Common Areas;

          (f) To construct, operate, maintain, repair and replace the Common Areas;

          (g) To enter into license agreements (each a "Berthing Agreement" and both being the "Berthing Agreements") with each of Trump and BDC with respect to the berthing of their respective riverboats within or adjacent to the Common Areas and the terms on which such parties may otherwise enjoy a license to use the Common Areas;

          (h) To revise and refine the Site Plan and to develop, revise and refine the Master Plan;

          (i) Subject to the provisions of Section 3.1(e) below, to make application for, process and negotiate all governmental approvals or permits and/or private rights for land use, utility services, drainage rights, dockage rights, access rights and similar rights as may be necessary or desirable for implementing the Master Plan, and to construct the Master Plan Improvements;

          (j) To otherwise develop, improve, manage, exchange, finance, operate and deal with and in every way exercise complete control and dominion over the Common Areas and all assets acquired and facilities constructed in connection therewith; and

          (k) To do all things necessary or desirable in connection with the foregoing or as otherwise contemplated in this Agreement, including but not limited to executing and delivering such documents and instruments as are necessary to effectuate or memorialize any of the foregoing.

          2.4 No Other Purpose. The LLC shall have no other purpose (including,
              ----------------
without limitation, no purpose having to do with the operation of casinos, BDC Projects or Trump Projects), unless approved by both Members in writing. The LLC shall not assume any obligation of either or both of the Members to the

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

City, the Commission or the State of Indiana unless approved by both Members in writing.

          2.5 Property for Resale; Terms of Ground Leases or Subleases. The LLC
              --------------------------------------------------------
shall not hold any real property primarily for resale to customers in the ordinary course of its trade or business, but may lease, sublease or exchange certain portions thereof in furtherance of the LLC's activities. Unless otherwise agreed in writing by both Members, any ground lease or sublease of part of the LLC Property by the LLC to a Member or its Affiliate shall be for a nominal amount of rent (i.e., $1.00 per year), shall have a term ending ninety nine (99) years from the date of this Agreement (or at such earlier date as the LLC's interest or leasehold interest in the relevant property expires), shall contain such customary terms as will facilitate the financing of the contemplated improvements on the applicable part of the LLC Property by the Member or its Affiliate, and shall obligate the tenant to pay impositions (if any) on the applicable property.

          2.6 Term. The term of the LLC commenced on the date of the filing of the Certificate, and shall continue in existence until terminated pursuant to this Agreement.

          2.7 Registered Agent and Office. The registered agent is Prentice-Hall
              ---------------------------
Corporation Systems, Inc. The registered office is at 32 Loockerman Square, Suite L-100, Dover, Delaware 19901. The principal place of business and mailing address of the LLC shall be determined by the Members. The LLC may maintain additional offices at such locations as the Operating Committee deems advisable.

          2.8 Title to LLC Property. All of the LLC's right, title and interest
              ---------------------
in tangible property, intangible property, real property, personal property and other assets acquired by the LLC shall be held in the name of the LLC as an entity. The Members shall execute such documents as may be necessary to reflect the LLC's ownership interest in such property and shall record the same in such public offices as shall be necessary to reflect such ownership interest by the LLC. No Member shall have an ownership interest in any property of the LLC in its individual name or right except any such right held pursuant to a separate written agreement approved by both Members (e.g., ground leases, subleases or Berthing Agreements), and each Member's LLC interest shall be personal property for all purposes.

          2.9 Tradename. The LLC shall adopt such tradename as may be agreed
              ---------
upon by the Members in writing, consistent with a marketing strategy, if any, adopted by the Operating Committee.

          2.10 Mutual Representations and Warranties. Each Member and, in the
               -------------------------------------
case of an organization, the persons executing this Agreement, represents and warrants to the LLC and to the other Member that as of the date of this
Agreement:

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          (a) It is a corporation (or in the case of BDC, a limited liability company) duly organized and validly existing under the laws of the state of its organization and is qualified to do business in the State of Indiana; has all necessary power and authority under its Articles of Incorporation and Bylaws or other applicable organizational documents and the laws of the state of organization to own its properties and assets, to conduct its business as now conducted or as contemplated by this Agreement, and to execute and deliver and perform its obligations under this Agreement.

          (b) The execution and delivery of this Agreement, the formation of the LLC and the performance of all obligations hereunder required to be performed by such Member have been duly authorized by all necessary corporate (or other organizational) action and do not and will not result in a breach or violation of, or default under, or will not with the giving of notice or passage of time, or both, result in a default under, its Articles of Incorporation and Bylaws (or other applicable organizational documents), any agreement, commitment, order, judgment or decree by which it or any of its constituent shareholders or members or any of its respective properties is or are bound, or any statute, regulation, order or other law by which it or any of its constituent shareholders or members is or are subject.

          (c) This Agreement is binding upon each Member and is enforceable against it in accordance with its terms.

          (d) It is not a "foreign person" within the meaning of Section 1445(f) of the Code.

          (e) It is the holder of a Certificate of Suitability and there is no default thereunder by such Member.

          2.11 Certain Trump Representations and Warranties. Trump hereby
               --------------------------------------------
represents and warrants to BDC that as of the date of this Agreement: the Lehigh Property has not been previously pledged, assigned, mortgaged, transferred or hypothecated by Trump and has not been encumbered by Trump except for (i) property rights granted of record to Lehigh Portland Cement Company contemporaneously with Trump's acquisition of the Lehigh Property, and (ii) possible mechanic's liens arising under Pre-Formation Agreements; Trump has provided to BDC true, correct and complete copies of the Pre-Formation Agreements to which it is a party; Trump has not made or executed any amendment, modification or termination of the Pre-Formation Agreements, and each remains in full force and effect; neither Trump nor an Affiliate of Trump has entered into or is bound by any agreements, written or oral, pertaining to the construction or development of the Common Areas or affecting the LLC Property, other than the Pre-Formation Agreements, the Trump Memorandum of Understanding and Trump's Certificate of Suitability; and except as disclosed in writing on or prior to the date hereof, Trump is not in material default under any Pre-Formation Agreement.

          2.12 Certain BDC Representations and Warranties. BDC hereby represents
               ------------------------------------------
and warrants to Trump that as of the date of this Agreement neither BDC nor an Affiliate of BDC has entered into or is bound by any agreements, written or oral, pertaining to the construction or development of the Common Areas or affecting the LLC Property, other than the Studies, the BDC Memorandum of Understanding and BDC's Certificate of Suitability, and BDC is not in material default under any of the Studies.

          3.   MANAGEMENT AND DEVELOPMENT.
               --------------------------

          3.1  Implementation of Site Plan Construction
               Committee; Preparation of Master Plan.
               -------------------------------------

          (a) The Members agree that the LLC Property is to be developed in accordance with the Site Plan, although in no event shall Trump or the LLC have any responsibility for any BDC Project nor shall BDC or the LLC have any responsibility for any Trump Project. Each Member agrees to cooperate with the other in causing the LLC to construct the Site Plan Improvements at the earliest practical time and at a cost within the amounts budgeted therefor in the Improvements Budget. The Members acknowledge that they must use every effort to reach timely agreement on such construction plans and specifications as are necessary to implement the construction of the Site Plan Improvements within the Improvements Budget. The Members also shall use every effort to agree upon any modifications to the Site Plan (and applicable construction plans and specifications) which are necessary to complete the Site Plan Improvements in a timely fashion within the Improvements Budget or in accordance with applicable laws, rules and regulations, but the Site Plan shall not be modified otherwise unless such modification is agreed to in writing by the Members.

          (b) In order to facilitate the construction of the Site Plan Improvements, the management and control of such construction activities shall be vested in a committee (the "Construction Committee") consisting of one voting representative appointed by each Member (each such representative, a "Construction Representative," and both such representatives, collectively, the "Construction Representatives").

          (c) In the absence of a contrary direction from the Operating Committee or both Members, the Construction Committee shall have day-to-day authority over the construction of the Site Plan Improvements, including oversight over and administration of the applicable architect, engineering and construction contracts; architect, supplier, engineer or contractor payments; and the award of contracts in an amount less than two hundred fifty thousand ($250,000) dollars; all provided that the same are in accordance with budgets and schedules previously approved by the

Operating Committee. All payments shall be made in accordance with the disbursement procedures set forth in Section 3.8(c) below. The LLC will retain or utilize the services of the Persons in the capacities identified in attached Exhibit D, unless the Members agree to the contrary.

          (d) It is contemplated that each Construction Representative shall have an ongoing presence in the City during the construction process, and shall meet at the construction site (or at such other location as the Construction Representatives agree upon) not less than twice each week. The presence of both Construction Representatives at a meeting of the Construction Committee shall constitute a quorum, and the Construction Committee shall act only upon the affirmative approval of both Construction Representatives. No Member shall be entitled to compensation for the services of the Construction Representative appointed by it. The LLC is a member-managed limited liability company. Each Construction Representative shall be deemed to be the agent of, and to represent, the Member that appointed him and her, and shall owe his or her loyalty and duty to such Member.

          (e) The Members acknowledge that the Site Plan does not depict (i) the BDC Projects, (ii) the Trump Projects, (iii) common areas ancillary thereto which must be constructed on the LLC Property to satisfy each Member's obligations to the City and the Commission, (iv) a new harbor, lying to the west of the Harbor, which is contemplated under the Harbor Lease Agreement as a dockage site to replace the Harbor (the "New Harbor"), or (v) a new pavilion and related improvements which would be appropriate to conduct riverboat gaming operations at the New Harbor (the "Additional Facilities"). (The New Harbor and the Additional Facilities collectively are referred to herein as the "Master Plan Improvements"). The Members shall endeavor to prepare a site plan (the "Master Plan") designating the areas in which the Trump Projects and the BDC Projects are to be constructed and establishing the nature and location of the Master Plan Improvements. The following provisions apply to the Master Plan and the Master Plan Improvements:

          (1) Unless otherwise agreed to in writing by the Members, the areas to be designated on the Master Plan as the areas for the Trump Projects and the BDC Projects shall be sufficient for each Member to comply with its obligations to the Commission and/or the City, and the desirability and fitness for its purpose of the areas to be ground leased (or subleased) to each Member shall be reasonably equivalent.

          (2) The Members acknowledge that the Master Plan Improvements cannot be constructed unless the LLC receives the necessary permits, licenses and other governmental approvals, including permits from the Army Corps of Engineers.

          (3) Pending a final determination by the Members as to whether the LLC can and should construct the Master Plan

Improvements, the Members shall prepare the Master Plan to show the location and general nature of the Master Plan Improvements and the BDC Projects and Trump Projects, shall engage in preliminary design and engineering of the Master Plan Improvements, and shall procure estimates of the costs of construction associated with the Master Plan Improvements. In connection with such activities, the Members shall establish and approve a budget for the construction and development of the Master Plan Improvements, in form similar to the Improvements Budget. Unless otherwise agreed to the contrary, the Master Plan Improvements shall be of at least the same capacity and quality as the Site Plan Improvements.

          (4) The LLC shall proceed with the construction and development of the Master Plan Improvements if it receives all applicable permits, licenses and other approvals necessary for such construction and development, and if both Members agree in writing to do so.

          (5) The Members shall endeavor to finalize the Master Plan as soon as practical after the date of this Agreement, and to formulate cost estimates or projections for the Master Plan Improvements as soon as practical after the Master Plan has been finalized.

          (6) If due to requirements applicable to the LLC or both Members under the Certificates of Suitability, the BDC and Trump Memoranda of Understanding or the Development Agreement, the LLC or both Members are required to relocate their gaming operations to the Master Plan Improvements, and both Members do not agree that the LLC should construct the Master Plan Improvements, then a Member that wishes to construct the Master Plan Improvements shall have the right to enter into a ground lease or sublease with the LLC for the applicable part of the LLC Property on which the Master Plan Improvements are to be located, and to construct the same in its own name and right and at its own cost. Any such ground lease or sublease shall be on the terms and conditions set forth in
Section 2.5 above, although the ground lease or sublease may include a right on behalf of the Member and the LLC to share parts of the Common Areas that may service both the Site Plan Improvements (for such duration as the same may be used for riverboat gaming operations) and the Master Plan Improvements.

          3.2  Operating Committee.
               -------------------

          (a) The management and control of the ordinary business and affairs of the LLC shall be vested in the Members. The Members shall manage and control the business and affairs of the LLC (other than the affairs managed by the Construction Committee established pursuant to Section 3.1 above) through a committee (the "Operating Committee") consisting of two voting representatives appointed by each Member (each such representative, a "Representative," and all of such representatives, collectively, the "Representatives"). Except as otherwise provided in this Agreement the Operating Committee shall have full and exclusive authority and discretion over the business of the LLC. The presence of all four Representatives at a meeting of the Operating Committee shall constitute a quorum.

          (b) In connection with the development and construction of the improvements on the Common Areas as designated in the Site Plan, and the Master Plan Improvements, if applicable, the Operating Committee shall:

            (1) review and, if appropriate, refine or revise the Site Plan, and approve constructions plans and specifications for the Site Plan Improvements;

            (2)  develop traffic and circulation plans;

            (3)  address environmental remediation issues, if any;

            (4) obtain necessary permits, licenses and approvals, including without limitation the permits or approvals required from the Army Corps of Engineers in order to construct the Site Plan Improvements or the Master Plan Improvements;

            (5) arrange for construction and property insurance and contractor bonding;

            (6) engage necessary architects, engineers, designers, suppliers and contractors required in connection with the design and construction of the improvements that are to be part of the Common Areas;

            (7) oversee compliance with any affirmative action, equal employment opportunity or like requirements imposed on the LLC under the terms of a Certificate of Suitability or the Development Agreement;

            (8) make any decisions that otherwise are within the authority of the Construction Committee to make, but upon which the Construction Committee can not agree;

            (9) oversee and manage aspects of project scheduling or construction that are outside of the authority of the Construction Committee; and

            (10)  develop the Master Plan.

          (c) In connection with the operation, maintenance, repair and replacement of the Common Areas, the Operating Committee shall coordinate and assist in establishing or shall otherwise provide for the:

            (1) scheduling of cruises. Unless the Members agree otherwise in writing, cruises shall be staggered, and the schedules for each Member's riverboat shall be equivalent in terms of the overall desirability of their cruise times (e.g., each shall get an equal share of the prime schedule slots);

            (2)  security for the Common Areas;

            (3)  transportation within the LLC Property;

            (4)  maintenance of Common Areas;

            (5) hiring and training of employees and managing the Common Areas on a day-to-day basis in a manner complying with the requirements of applicable laws, rules and regulations, the Berthing Agreements and any other obligations of the LLC;

            (6) development and implementation of a name, theme and marketing strategy for the LLC Property as a gaming destination. Absent agreement by the Members on a different name, the name shall be "Buffington Harbor." The overall project shall be promoted by the LLC as a project by the name so selected, and while each Member may separately advertise or market its riverboat, any reference in such separate advertising to the location of the riverboat shall mention the name of the overall project (e.g., the "Trump Boat" or the "BDC Boat" at Buffington Harbor); and

            (7)  insurance and bonding for Common Areas.

          (d) Except as provided in Section 3.3, in addition to and not in limitation of the foregoing, the Operating Committee shall take such other actions as may be reasonably necessary and desirable in connection with the purposes of the LLC as provided in Section 2 of this Agreement.

          (e) The Members agree as follows with respect to Operating Committee meetings:

            (1) The Operating Committee shall meet on a regular basis, not less frequently than bi-monthly. At such meetings the Operating Committee shall: review the affairs and operations of the LLC, including the status of the Site Plan, the Berthing Agreements and the construction of the Site Plan Improvements; review and, if appropriate, revise in light of actual experience the annual budget theretofore approved by the Operating Committee; and consider and pass upon such other matters which, pursuant to the provisions of this Agreement, are to be submitted to the Operating Committee for its approval. All such meetings shall be held in the vicinity of the Lehigh Property or at such other location upon which the Members shall agree. Actions of the Operating Committee shall be reflected in written consents, which may be faxed or telephoned if confirmed in writing.

            (2) Any Member shall have the right from time to time to call a special meeting of the Operating Committee on not less than ten (10) days' prior written notice to the other Member; provided, a special meeting may be called upon three (3) days' prior telephonic notice if the meeting is required to allow the LLC to make timely decisions necessary to maintain construction or development progress or to address other exigent circumstances. Each special meeting shall be held at the principal office of the LLC or at such other location upon which the Members shall agree.

            (3) All meetings hereinabove provided for may be conducted by telephone.

          (f) The Operating Committee may employ any Person, whether directly or indirectly affiliated with or related to any Member, on behalf of the LLC to render or perform a service (including but not limited to leasing and financing) or to purchase merchandise or other property, and neither the LLC nor any of the Members shall have any rights in or to any income or profits derived therefrom by such Person as a result of this Agreement. Any contract proposed to be entered into between the LLC and such Person shall be disclosed in writing as such to the Members in advance and (except as specifically waived in writing by the Members) shall be on terms and conditions which are no less favorable to the LLC than would be available from third parties.

          (g) Except as specifically set forth herein, the Members shall not be entitled to any compensation with respect to any duties performed for or on behalf of the LLC. Each Member shall bear the cost of its own personnel, the fees of its own legal counsel and overhead (including any costs incurred in the name of an entity other than the LLC unless such costs are incurred to third parties with the prior written approval of the Operating Committee or the Members), which costs shall not be charged to the LLC.

          (h) The LLC is a member-managed limited liability company. Each Representative shall be deemed to be the agent of, and to represent, the Member that appointed him and her, and shall owe his or her loyalty and duty to such Member. The two Representatives appointed by each Member shall act in concert with one another in approving, or declining to approve, any action of the Operating Committee.

          3.3 Matters Requiring Special Approval of the Members. The following
              -------------------------------------------------
shall require the unanimous approval of the Members, which approval shall be evidenced by a written memorandum executed by an authorized officer or member of each Member:

          (a) The establishment and approval of the initial business plan and budget;

          (b) Approval of changes to the Site Plan or approval of the Master
Plan;

          (c) Approval of changes to the Improvements Budget or to any similar budget approved with respect to the Master Plan Improvements;

          (d) Approval of a material change in the schedule for completion of the Site Plan Improvements;

          (e) Subject to the provisions of Section 2.5 above, approval or modification of the terms of any ground lease, sublease or other agreement with respect to the BDC Projects or the Trump Projects;

          (f) Approval of the terms of any financing for the construction of improvements constituting part of the Common Areas;

          (g) Establishment of the timing and amounts of any distributions to the Members;

          (h) Any decision to amend, renew, extend or otherwise change the terms and conditions of a Berthing Agreement;

          (i) The selection of the legal counsel and certified public accountants for the LLC, although the certified public accountants shall be a Big 6 accounting firm;

          (k) The approval or modification of the terms of any development agreement or other agreement between the LLC and the City or the State of Indiana; and

          (l) Any other matter which BDC and Trump both shall deem, in writing, to be of fundamental importance to the LLC.

Notwithstanding the foregoing, if a Member or an Affiliate of a Member causes, suffers or permits an Event of Default under the terms of its Berthing Agreement or under any other agreement between the LLC and such Member (or its Affiliate), the other Member shall have the power and authority to determine whether, how and when the LLC will enforce its rights or invoke its remedies with respect to such Event of Default.

          3.4  Members May Engage in Other Businesses.
               --------------------------------------

          The Members and each of the Construction Representatives and Representatives and their respective Affiliates may engage independently or with others in other business ventures of every kind and nature including, but not limited to, the ownership, financing, leasing, operation, management, brokerage, sale and development of real property, or gaming operations, whether or not competitive with the business of the LLC or any of its assets or facilities, and neither the LLC, the Members, the Construction Representatives, the Representatives nor their respective Affiliates, shall have any rights by virtue of this Agreement in and to said independent ventures or to the income or profits derived therefrom. Notwithstanding the foregoing, (a) any direct or indirect interest of a Member or an Affiliate of a Member in any contract or other act with or in respect of the LLC, other than its interest as a Member, shall be disclosed in writing to the other Member, (b) a Member shall account to the LLC for any property, profit or benefit derived by such Member or its Affiliate from a use or appropriation of property of the LLC, including information developed exclusively for the LLC, and (c) if a Member or an Affiliate of a Member acquires or has acquired in its own name, any property, permit, license or approval that is required by the LLC to (i) construct and develop the Site Plan Improvements, (ii) construct and develop the Master Plan Improvements, (iii) operate the Common Areas, or (iv) otherwise carry out the purposes of the LLC, such Member shall make, or shall cause its Affiliate to make, such property, permit, license or approval available to the LLC on the terms and conditions on which the Member or its Affiliate acquired the same.

          3.5  Members' Liability.
               ------------------

          (a) The Members, Construction Representatives and Representatives shall not be responsible or accountable in damages or otherwise to the LLC, any Member, Construction Representative, Representative or any other Person for any acts performed in good faith within the scope of authority conferred on them by this Agreement, or for their performance of, or failure or refusal to perform, any acts required by or prohibited or inhibited by any governmental act or decree of any nature. The Members, Construction Representatives and Representatives shall be entitled to indemnity from the LLC on account of any claim, liability, action or damage arising from or relating to any action taken by them, in good faith, for or on behalf of the LLC as aforesaid.

          (b) Notwithstanding the foregoing, and subject to the management prerogatives of each of the Members under this Agreement, each Member agrees to act in good faith in participating in the affairs of the LLC and in approving and taking actions required for the LLC to efficiently conduct its operations so as to accomplish the purposes of the LLC, including by (i) attending, or causing its Construction Representative and Representatives to attend, meetings of the Members, the Construction Committee or the Operating Committee, as applicable,
(ii) executing contracts and other documents that have been approved under this Agreement, including checks for expenses that have been approved during the budgeting process or otherwise, and (iii) otherwise not impeding the ability of the LLC to accomplish its purposes so as to permit the efficient construction and operation of the Common Areas.

          (c) In the event any action or proceeding is instituted or threatened against any Member, Construction Representative, Representative or any of them, or any officer, director, shareholder, guarantor or employee of a Member, in connection with the LLC Property or the business or affairs of the LLC (except actions or proceedings between the Members or by the LLC) or to which any of the foregoing may be a party on behalf of the LLC, each Member, Construction Representative or Representative, as the case may be, shall be entitled to retain legal counsel and other experts at the expense of the LLC and (subject to the limitation of liability set forth in Section 3.5(a)) any of the foregoing shall be immediately reimbursed for, indemnified against and held harmless by the LLC with respect to all liabilities, costs and expenses arising out of, or in connection with, such action or proceeding, and whether or not any of the foregoing is serving in such capacity as of the date that such liability, costs or expenses are fixed or incurred and without awaiting determination of the actual proceeding. In any action commenced against the LLC, no Member, Construction Representative or Representative shall be joined or named as a party, except as an indispensable party as may be required by applicable statute or court rule. In the event the indemnified Person is judicially determined not to have acted in good faith with regard to the claim asserted against it, such Person shall, in addition to its liability in respect of such wrongful actions, forthwith reimburse the LLC for payments made to such Person under this Section 3.5(c).

          3.6  Bank Accounts.
               -------------

          All funds of the LLC shall be deposited and maintained in a bank or banks designated by the Operating Committee and in accounts established in the LLC's name. The Operating Committee shall pay out of such accounts, to the extent of the funds from time to time therein, all costs and expenses incurred in connection with the development, construction, operation and management of the Common Areas and all costs and expenses incurred in connection with the purposes of the LLC as provided in Section 2. Checks or other documents of withdrawal drawn upon the accounts shall be signed by two members of the Operating Committee, one each from Trump and BDC, or by persons designated as signatories on behalf of each Member.

          3.7  Books and Records.
               -----------------

          The Operating Committee shall keep full and adequate books of account and other records reflecting the results of the LLC from inception of the LLC. Such books and records shall be kept at the offices of the LLC and shall at all times be kept in accordance with (i) generally accepted accounting principles, consistently applied, and (ii) such laws, rules, regulations and orders applicable to the LLC.

          3.8  Financial Reports and Records.
               -----------------------------

          (a) Financial Reports. The Operating Committee shall deliver to the
              -----------------
LLC within thirty (30) days after the end of each calendar month, an unaudited financial statement prepared from the books and records of account maintained by the Operating Committee which financial statement shall be set forth on an accrual basis, containing (i) a balance sheet as of the end of such calendar quarter; (ii) an income and loss statement; and (iii) copies of all statements, if any, filed with the Commission. The Operating Committee shall also deliver to the LLC, within ninety (90) days after the end of each calendar year, an audited financial statement prepared by an independent certified public accounting firm containing (i) a balance sheet as of the end of such year; (ii) an income and loss statement for such year; (iii) a statement of cash flows for such year; and
(iv) copies of all statements, if any, filed with the Commission. Once received by the LLC, copies of all reports shall immediately be delivered to each Member.

          (b) Records. The Operating Committee shall keep complete records of
              -------
all revenues and expenses with respect to the management and operation of the LLC Property and the Common Areas. Each Member shall have the right, itself or through its representatives or accountants, at its own expense, to inspect the books of account and records of the LLC and audit the statements required by this Section 3.8, at any time and from time to time during business hours of the LLC. Such inspections and audits shall take place at the offices of the LLC and out-of-pocket expenses incurred by the inspecting Member relative to such audit shall be the responsibility of the inspecting Member.

          (c) Construction Procedures. In connection with paying any amounts
              -----------------------
payable in respect of construction of the Common Areas, the LLC shall procure such sworn statements, waivers of lien, architect's certificates, inspection reports and like documents as are typically procured as part of prudent construction draw practices and procedures, both to ensure that the applicable funds are being disbursed in accordance with the relevant construction contract, architect's agreement and/or construction management agreement (including requirements relative to retainage and keeping the contracts in balance) and to prevent mechanic's liens or similar impositions from being imposed on the LLC Property or any part thereof. Also in connection with such construction activities the LLC will prepare and distribute to the Members cash flow statements on a periodic (not less frequently than monthly) basis for each applicable construction project, showing payments made to date, available funds, the anticipated costs of completion and cost comparisons relative to budget.

          3.9  Annual Budget.
               -------------

          (a) The Operating Committee will prepare an annual business plan and operating budget for each year (the "Operating Plan and Budget"), which shall be submitted to the Members for approval and formal adoption. The Operating Plan and Budget shall include the Operating Reserve. Upon approval by the Members of the Operating Plan and Budget, the Operating Committee shall have the right, without the further consent or approval of the Members, to incur and pay the operating expenses and capital improvement costs set forth therein, including Uncontrollable Expenses whether or not they exceed the amounts reflected for them in the Operating Plan and Budget; provided that in the case of any operating expense which is not an Uncontrollable Expense, the Operating Committee shall not have the right to incur or pay the same if it exceeds by more than 10% the amount set forth on the appropriate line for the category of expense or cost involved in the Operating Plan and Budget or if such expenditure will cause the aggregate amount of operating expenses which are not Uncontrollable Expenses to exceed by more than 5% the aggregate amount of such operating expenses provided for in the Operating Plan and Budget. As used in this Section 3.9, the term "Uncontrollable Expense" shall mean an item of expense, the amount of which is not within the power of the Operating Committee to control and shall consist of real estate taxes, debt service payable in respect of any mortgage or other loans obtained in accordance with the terms of this Agreement, amounts required to meet the LLC's obligations under the "Lehigh Agreements" (as defined in a certain Consent and Acknowledgement of even date between the LLC, Lehigh Portland Cement Company and BDC), premiums for insurance, fixed charges under contracts, utility charges and such other costs and expenses as may hereafter be designated as Uncontrollable Expenses by the Members.

          (b) If at any time the Operating Committee desires to make a capital improvement, repair, replacement or alteration, or to incur an operating expense, which is not provided for in an Operating Plan and Budget, the Operating Committee shall not proceed with such improvement, repair, replacement or alteration, and shall not incur such expense, without the Members' prior written consent. If at any time it becomes evident to the Operating Committee that the cost of any capital improvement, repair, replacement or alteration provided for in the Operating Plan and Budget will exceed by more than 10% the amount budgeted therefor in such budget, or the aggregate amount of the cost of all capital improvements, repairs, replacements and alterations provided for in such budget will exceed by more than 5% the amount budgeted therefor in such budget, the Operating Committee shall not proceed further with the making of such improvement, repair, replacement or alteration or, where the aggregate amount set forth in the Operating Plan and Budget will be exceeded by more than 5%, with any of such capital improvements, repairs, replacements or alterations, without the written consent of the

Members. Similarly, if at any time it becomes evident to the Operating Committee that the cost of any operating expense which is not an Uncontrollable Expense will exceed by more than 10% of the amount set forth in respect thereof in the Operating Plan and Budget, or the cost of all such expenses will exceed by more than 5% the aggregate amount budgeted therefor in such Operating Plan and Budget, the Operating Committee shall not incur the operating expense in question, or, where the aggregate amount of such expenses will exceed by more than 5% the aggregate amount budgeted for in such approved Operating Plan and Budget, any of such operating expenses, without the written consent of the Members.

          (c) Notwithstanding anything to the contrary set forth in this subsection, if in the reasonable good-faith judgment of the Operating Committee any capital improvement, repair, replacement or alteration must at any time immediately be undertaken, or any operating cost immediately incurred, in order to protect any property or to avoid accident or injury to Persons, the Operating Committee shall be free to make such capital improvement, repair, replacement or alteration or to incur such operating expense without regard to the approved Operating Plan and Budget and without first securing the approval of the Members, provided that the Operating Committee shall use its reasonable efforts to limit the work performed to the minimum required to remedy the emergency condition pending approval by the Members of more extensive work and the Operating Committee shall notify the Members promptly of any such expenditure made or incurred which exceeds $20,000.

          (d) The initial Operating Plan and Budget shall be agreed to within thirty (30) days after the date of this Agreement. Subsequent Operating Plans and Budgets shall be agreed to prior to the commencement of the applicable fiscal year of the LLC. If the Members can not reach agreement on the Operating Plan and Budget for a fiscal year, the Operating Plan and Budget shall be determined by (i) adjusting Uncontrollable Expenses to the levels the Members anticipate will be incurred or for which the LLC is contractually obligated,
(ii) establishing the Operating Reserve, and (iii) increasing the remaining line items in the Operating Plan and Budget for the prior fiscal year by five (5%) percent.

          (e) If during any year it becomes apparent that the Operating Plan and Budget does not reflect the amounts of money the LLC will have to spend to (i) meet its contractual obligations under the Lehigh Agreements or its obligations to a Member or an Affiliate of a Member under the Assignment and Assumption Agreement of even date, or (ii) maintain and operate the Common Areas in the manner and to the standards contemplated by this Agreement (e.g., the Operating Plan and Budget for the year in question did not accurately reflect the applicable financial requirements or the occurrence of some unanticipated event, such as an uninsured casualty), the Members shall revise the Operating Plan and Budget for such year to reflect the amounts necessary for the LLC to meet such contractural obligations or to maintain and operate the Common Areas in the manner and to the standards contemplated by this Agreement; provided, in no event shall such an obligatory increase or increases in respect of expenses of the nature specified in subclause (ii) of this subsection (e) be greater than two million five hundred thousand ($2,500,000) dollars during any fiscal year. In the event the Operating Plan and Budget is increased in order to enable the LLC to reimburse a Member for payments made by the Member as to which the Member is entitled to indemnification or reimbursement from the LLC under the Assignment and Assumption Agreement of even date, such Member shall be entitled to a credit against amounts payable under its Berthing Agreement in an amount equal to one-half of the payment so made by the Member, which credit also shall serve to reduce the indemnification or reimbursement obligation of the LLC to the Member.

          3.10  Improvements Budget.
                -------------------

          The Members have established a budget, a copy of which is attached as Exhibit E (the "Improvements Budget") reflecting the costs (both "hard" and "soft," but exclusive of Trump Costs and BDC Costs) anticipated to be required from and after the date hereof to develop and construct all the Site Plan Improvements and to fund the initial Operating Reserve, but excluding costs associated with the construction of the Master Plan Improvements. In refining such anticipated costs, the LLC shall consult with (and if feasible procure bids or quotations from) unaffiliated architects, engineers and contractors to confirm the level of quality contemplated in the Site Plan and the anticipated costs thereof. The Improvements Budget includes a contingency for unanticipated conditions and/or inflationary increases. The initial amount established for the Improvements Budget may be adjusted upward or downward by a written agreement confirming such adjustment. Notwithstanding the foregoing, if the LLC requires additional funds to complete construction of and open the Site Plan Improvements, the Members must increase the Improvements Budget to reflect the amounts so needed, provided such obligatory increase shall in no event be more than fifteen (15%) percent of the initial amount of the Improvements Budget.

          3.11  Decisions of the Operating Committee.
                ------------------------------------

          All decisions of the Operating Committee shall require the consent of all of the Representatives. In the event that the Representatives do not concur in any action, the arbitration procedures set forth in Section 13 shall become applicable unless the Members agree upon the action.

          4. CAPITAL CONTRIBUTIONS, PROFITS AND LOSSES, AND DISTRIBUTIONS.
             ------------------------------------------------------------

          4.1  Capital Contributions.
               ---------------------

          (a) Initial Capital Contributions. Each Member is making or shall make
              -----------------------------
the following contributions to the LLC (the "Initial Contributions") at the times indicated below:

            (1) Upon the execution of this Agreement Trump shall (i) contribute the Lehigh Property to the LLC by transferring title to the same by special warranty deed (or, in the case of the Harbor Lease Agreement, by an assignment of the same), (ii) cause a title insurance policy to be issued to the LLC, insuring the LLC's interest in the Lehigh Property, each with a non-imputation endorsement and all at the LLC's expense, (iii) cause the survey and environmental reports issued to Trump in connection with its acquisition of the Lehigh Property to be assigned or recertified to the LLC, and (iv) assign to the LLC Trump's right, title and interest in and under the Pre-Formation Agreements and the Common Area Development Approvals;

             (2) Also upon execution of this Agreement BDC shall assign to the LLC its right, title and interest in and under the Studies and have the same certified to the LLC (to the extent reasonably required by Trump), and shall contribute in cash or immediately available funds the sum of six million seven hundred fifty thousand ($6,750,000) dollars;

             (3) BDC shall from time to time after the date of this Agreement make additional cash contributions to the LLC totaling thirteen million nine hundred eighty nine thousand nine hundred ninety one ($13,989,991) dollars, which is the difference between the Trump Costs and the contributions being made by BDC pursuant to subsection (2) above (including the BDC Costs), as and when needed by the LLC to fund construction of the Site Plan Improvements;

             (4) After BDC has made additional cash contributions in the amount specified in Subsection (3) above, each of Trump and BDC shall contribute one-half (1/2) of the amounts needed from time to time by the LLC to fund construction of the Site Plan Improvements and the Operating Reserve until such time as each has contributed the aggregate sum of eighteen million nine hundred ninety three thousand four hundred fifteen ($18,993,415) dollars pursuant to this Subsection; and

             (5) In connection with planning the construction of the Site Plan Improvements the Members shall prepare or cause to be prepared cash flow projections for such activities which identify the amounts needed from time to time by the LLC to fund construction of the Site Plan Improvements. Such cash flow projections shall determine the times at which capital contributions shall be payable under Subsections (3) and (4) above absent any further agreement of the Members. Notwith-standing the foregoing, in any event the full amount of all capital contributions payable under Subsection (3) shall be due and payable no later than December 1, 1995, and the full amount of all capital contributions payable under Subsection (4) shall be due and payable no later than March 1, 1996.

          (b) Trump Costs. "Trump Costs" are hereby defined as the purchase
              -----------
price of thirteen million five hundred thousand ($13,500,000) dollars paid by Trump for the Lehigh Property plus or minus the closing adjustments (such as tax prorations, transfer taxes, utility prorations and like adjustments) paid or received by Trump in connection with such acquisition, plus the other costs incurred by Trump on or after December 9, 1994 in connection with such acquisition and development of the LLC Property, all as listed on attached Exhibit F.

          (c) BDC Costs. "BDC's Costs" are hereby defined as the fees or other
              ---------
costs paid or incurred by BDC (or its Affiliates) on or after December 9, 1994 for the design and engineering studies and surveys obtained by BDC (or its Affiliates) for the Lehigh Property or the Harbor or otherwise in connection with the development of the LLC Property, all as those costs are listed on attached Exhibit G.

          (d) Credits to Initial Capital Accounts. For the purposes of
              -----------------------------------
determining the initial capital accounts of each Member resulting from the capital contributions to be made pursuant to Section 4.1(a) above, the parties agree that (i) the fair market value of the Lehigh Property and the Pre-Formation Agreements, and the amount to be credited to Trump's capital account in respect of the contribution thereof to the LLC, is equal to the Trump Costs, and (ii) the fair market value of the Studies, and the amount to be credited to BDC's capital account in respect of the contribution thereof to the LLC, is equal to the BDC Costs. Accordingly, the capital contributions of each Member after each has made all of the capital contributions required under Section 4.1(a) shall be forty million eight hundred sixteen thousand four hundred thirty three ($40,816,433) dollars.

          (e) Other Actions in Connection With the Execution of this Agreement.
              ----------------------------------------------------------------
Within thirty (30) days of the date of this Agreement each Member shall enter into a Berthing Agreement with the LLC on terms and conditions that are the same for each Member and have been approved by each of the Members. Each Berthing Agreement shall:

             (1) call for monthly payments in respect of the use of the improvements on the Common Areas which, when taken with the payments under the Berthing Agreement with the other Member, are sufficient to enable the LLC to fund all costs and expenses of the LLC other than the capital contributions referred to in Section 4.1(a) above and Section 4.1(h) below. The monthly payments under the Berthing Agreements shall be determined by the Operating Plan and Budget. If the Operating Plan and Budget is amended by the Members pursuant to Section 3.9, any increase or decrease therein shall be spread evenly among the remaining monthly payments due under each Berthing Agreement;

             (2) provide the Member with the exclusive use of certain aspects of the Site Plan Improvements (such as ticketing booths, money counting facilities or marshaling facilities) which are designed to service the gaming operations of such Member (with corollary facilities for the exclusive use of the other Member under its Berthing Agreement);

             (3) define an "Event of Default" thereunder as (i) a default involving the payment of money which continues for ten (10) or more days after the LLC (or the other Member) provides written notice of such default, or (ii) a default not involving the payment of money which continues for thirty (30) or more days after the LLC (or the other Member) provides written notice of such default, although if the default is of a nature that can not be cured within 30 days, an Event of Default shall not be deemed to have occurred so long as within such 30 day period the Member commences (and thereafter diligently pursues to completion) appropriate measures to cure the default;

             (4) call for interest to accrue (and be payable immediately) at a rate per annum equal to the prime rate published from time to time by Chase Manhattan Bank (the "Prime Rate") plus five (5%) percent (although in no event shall the rate exceed the maximum interest rate permitted by applicable law), from the due date until final payment thereof, on any amount that remains unpaid for more than ten (10) days after the same constitutes an Event of Default;

             (5) call for any payments of the nature referred to in subsection
(1) above which are payable during the period during which an Event of Default has continued for thirty (30) or more days to be increased by one hundred (100%) percent (and provide that the Member is relieved from the obligation to make such payments during any period in which the other Member is obligated to make increased payments under the corresponding provision in its Berthing Agreement);

             (6) authorize the LLC to suspend the right of the Member to use the Common Areas (including its right to dock its boat) if an Event of Default continues for one hundred twenty (120) or more days or if the Member is in default of its obligations under Section 4.1(a)(3) or (4) or Section 4.1(h) of this Agreement for a period of thirty (30) or more days, although such suspension shall cease if such defaulting Member cures any and all defaults under the Berthing Agreement, under Section 4.1(a)(3) or (4) above or under
Section 4.1(h) below within sixty (60) days of the commencement of such suspension. Furthermore, if the defaulting Member sells its entire interest in the LLC to a Person that is not an Affiliate in accordance with Section 8(b) below, the purchaser may lift the suspensions by curing any and all defaults under the Berthing Agreement, under Section 4.1(a) above or under Section 4.1(h) below within thirty (30) days of the date on which such sale occurs;

             (7) authorize the other Member (or its designee) to acquire the Member's right, title and interest under the Berthing Agreement on the terms set forth in Section 7.2(b) below;

             (8) obligate the LLC to maintain the improvements on the Common Areas to an agreed upon standard consistent with the obligations of each Member under its Certificate of Suitability; and

             (9) contain notice and cure provisions that will provide customary protections to a lender to the Member in order that the lender may cure any default that could otherwise result in a suspension or termination of the rights of the Member under the Berthing Agreement.

           (f) Capital Accounts. There shall be established on the books of the
               ----------------
LLC for each Member a capital account (the "Capital Account"), which shall consist of the value of such Member's capital contributions pursuant to Section 4.1(a)(1) and (2), increased by (i) the amount of all additional contributions, if any, to the capital of the LLC made by such Member pursuant to Sections 4.1(a)(3) and (4), 4.1(h), 4.4 or otherwise, and (ii) the amount of all Net Income credited to the account of such Member pursuant to Section 4.5 and decreased by (x) the amount of all Net Losses charged to the account of such Member pursuant to Section 4.5, and (y) the amount of all distributions, if any, made to such Member pursuant to Section 4.9 or otherwise. It is agreed that the Initial Contributions of the Members pursuant to Section 4.1(a) above shall result in the Capital Accounts of each Member being equal after all such Initial Contributions have been made. Payments by the LLC on account of an indemnification obligation of the LLC to a Member shall not be deemed distributions to such Member.

          (g) Maintenance of Capital Accounts. Notwithstanding anything herein
              -------------------------------
to the contrary, it is the intention of the members to maintain each Member's Capital Account in accordance with Treas. Reg. (S)1.704-1(b)(2)(iv).

          (h) Additional Capital Contributions. The Members as such shall not be
              --------------------------------
bound by the obligations of the LLC, and shall not be obligated to make contributions to the LLC in excess of the amounts provided for in Section 4.1(a). Notwithstanding the foregoing, the Members hereby agree to contribute additional funds in the form of capital contributions to the LLC as follows: (i) on a pro rata basis in proportion to their respective Percentage Interests, whenever the Operating Committee discretionarily elects, but in no event unless such additional funds are necessary to accomplish the business or purpose of the LLC, (ii) if the Members approve (or are obligated under Section 3.10 above to approve) an increase in the Improvements Budget, each Member shall contribute one-half of the difference within ten (10) days after the approval of the increase in the Improvements Budget, and (iii) if both Members agree in writing that the LLC is to construct the Master Plan Improvements, each Member shall contribute one-half of the funds necessary to permit the LLC to construct the Master Plan Improvements within such time frame as the Members may establish in connection with their agreement to construct the Master Plan Improvements.

          4.2  Percentage Interest in the LLC.
               ------------------------------
          Each Member shall have an interest in the LLC ("the Percentage Interest") of fifty (50%) percent.

          4.3  Cash Needs, Contributions and Loans.
               -----------------------------------

          (a) It is understood that the LLC may from time to time require funds in addition to the funds which may then be available to the LLC out of (i) gross revenues generated from its operations (including without limitation payments under the Berthing Agreements), (ii) loans made to the LLC (not including loans made by the Members pursuant to this Section 4 but including loans available to the LLC within the time period the funds in question are required for use by the
LLC), (iii) contributions made by BDC and Trump to the capital of the LLC pursuant to this Section 4, and (iv) in the event of a fire, other casualty or condemnation, the amount of insurance proceeds or condemnation awards available to the LLC to pay the costs of such repairs or restoration. In order to help ensure that the LLC will have funds in amounts sufficient to meet its needs at all times the Members agree as follows:

          (1) If at any time either Member determines, in the exercise of reasonable business judgment and good faith, that funds in an amount less than $100,000.00 are required to meet Cash Needs of the LLC, such Member may, by notice (the "Cash Needs Notice") to the Members, specify the entire amount of the Cash Needs of the LLC at such time (the "Required Amount") and call upon the Members to advance to the LLC their respective proportionate share, determined in accordance with each Member's Percentage Interest, of the Required Amount (each Member's "Requested Contribution"). The Cash Needs Notice given to the Members shall be accompanied by documentation reasonably satisfactory to the Members confirming the actual or estimated amount of such Cash Needs of the LLC (and the Required Amount) for the period for which such demand is being made (which period shall not be less than thirty (30) days and shall not exceed ninety (90) days) and itemizing how the Required Amount will be applied. Within thirty (30) days after the date of the Cash Needs Notice, each Member shall advance as a capital contribution to the LLC its Requested Contribution. Any funds advanced by either Member to the LLC pursuant to this Subsection 4.3(a)(1) and not refunded to such Member shall, subject to the provisions of Subsection 4.3(a)(2), constitute "Cash Needs Contributions" and shall constitute contributions to the capital of the LLC. No Member shall be personally liable to the LLC or the other Member for its failure to advance funds to the LLC pursuant to this Subsection 4.3(a)(1), but any Member who fails to advance a part of its share of the Required Amount shall thereby become subject to the provisions of Subsection 4.3(a)(2).

          (2) If either Member (such Member being hereinafter referred to as the "Non-Contributing Member") shall fail to advance all or any part of its share of the Required Amount which it is called upon and requested to advance pursuant to a Cash Needs Notice within thirty (30) days after the date of such Cash Needs Notice (the "Due Date" shall be deemed to be the last day of said 30 day period), the other Member (the "Contributing Member") shall have the following rights and remedies (which rights and remedies shall be exclusive):

             (a) If the Non-Contributing Member shall have advanced none of its share of the Required Amount on or before the Due Date, the Contributing Member shall be relieved of any obligation to advance any portion of its share of the Required Amount and shall be entitled, if it so elects, to receive a refund from the LLC of all amounts which it may have advanced to the LLC pursuant to the Cash Needs Notice.

             (b) If the Non-Contributing Member shall have advanced part, but not all, of its share of the Required Amount on or before the Due Date, the Contributing Member shall be relieved of any obligation to advance any portion of its share of the Required Amount in excess of its Percentage Interest of the Base Amount and shall be entitled, if it so elects, to receive a refund from the LLC of all amounts which it may have advanced to the LLC pursuant to the Cash Needs Notice in excess of its Percentage Interest of the Base Amount. As used in this Subsection 4.3(a)(2)(B), the term "Base Amount" shall mean the amount of the Required Amount actually contributed by the Non-Contributing Member on or before the Due Date, divided by the Percentage Interest of the Non-Contributing Member.

             (c) The Contributing Member shall be entitled, but shall not be obligated, within sixty (60) days of the date of the Cash Needs Notice to advance to the LLC (which for this purpose shall include not electing to receive any refund to which it is entitled pursuant to Subsections 4.3(a)(2)(a) or (b) above, as applicable) an amount equal to all or any part of the excess of (i) the Requested Funds over (ii) the Base Amount, if any, and such advance shall constitute a loan (a "Cash Needs Loan") to the LLC, which Loan shall bear interest at the Prime Rate plus five (5%) percent (although in no event shall such interest rate exceed the maximum interest rate permitted by applicable law), and shall be repayable, as to interest and principal, before any other distributions are made to the Members as hereinafter provided in
Section 4.10.

             (3) As used in this Section 4.3, "Cash Needs of the LLC" shall mean and include any cash needs or requirements of the LLC of whatever kind or nature subsequent to the date hereof for which sufficient funds are not available to it from the sources described in Subsections 4.3(a)(i) through (iv), and shall include, without limiting the generality of the foregoing, costs of repairs, alterations and improvements to the LLC Property, operating costs of the LLC Property, debt service payable under mortgages and other loans (other than Cash Needs Loans) made to the LLC, real estate taxes and any other payments which are necessary or appropriate to make in the ordinary course of business to protect or further the interests of the LLC.

          4.4  Income and Losses.
               -----------------

          (a)  For the purposes of this Agreement:

               (1) "Net Income" and "Net Losses" with respect to any fiscal period shall mean the net income or net losses of the LLC for that period from the construction, operation and management of the LLC Property (including the amount of any tax exempt income received or accrued) after all operating expenses incurred in connection with the LLC's business (including, without limitation, real estate taxes, utilities, repairs and maintenance, management fees, insurance, labor costs and interest on Cash Needs Loans and any other loans to the LLC) have been paid or accrued and after making allowance for depreciation or amortization of the cost of the LLC Property and assets of the LLC and expenditures of the LLC of the nature described in Section 705(a)(2)(B) of the Code (including expenditures treated as described in Section 705(a)(2)(B) of the Code under Treas. Reg. (S) 1.704-1(b)(2)(iv)(i) ("Section 705(a)(2)(B) Expenditures")) and after taking into account any gain or loss arising from capital transactions. Consistent with the foregoing definition, income, net losses, gain and loss shall be determined on the same basis as reported by the LLC for federal income tax purposes; provided, however, that in computing net income, net loss, gain and loss of the LLC it shall be assumed that the agreed fair market value of any property contributed to the LLC by any Member is an amount equal to its initial tax basis.

          4.5  Allocation of Net Income and Net Losses.
               ---------------------------------------

          From and after the date of this Agreement, the Net Income and Net Losses of the LLC for each calendar year or fraction thereof shall be allocated to the Capital Accounts of the Members in accordance with their Percentage Interests.

          4.6 Special Allocations. From and after the date of this Agreement,
              -------------------
the following special allocation provisions shall apply:

          (a) Qualified Income Offset. Notwithstanding the allocation provided
              -----------------------
in Section 4.5 and except as otherwise provided in this Section 4.6, in the event any Member receives an unexpected allocation of Net Loss or deduction or an unexpected distribution as described in Treasury Regulations 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that results in a deficit balance in its Capital Account (after taking into account reductions for the items set forth in Treasury Regulations 1.704-1(b)(2)(ii)(d)(4), (5), or (6)) in excess of (i) the amount such Member is obligated to restore, if any, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations 1.704-2(g)(1) and (S)1.704-2(i)(5), such Member shall be allocated items of gross income or gain in the amount necessary to eliminate such excess as quickly as possible. This provision is intended to satisfy the definition of "qualified income offset", as defined in Treasury
Regulation 1.704-1(b)(2)(ii)(d).

          (b) Minimum Gain. Notwithstanding the allocation provided in Section
              ------------
4.5 and except as otherwise provided in this Section 4.6, if there is a net decrease in LLC Minimum Gain during any fiscal year, each Member with a deficit Capital Account balance at the end of such fiscal year (decreased by the amount such Member is obligated to restore and the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations 1.704-2(g)(1) and 1.704-(2)(i)(5), and increased by the items set forth in Treasury Regulations (S)1.704-1(b)(2)(ii)(d)(4), (5) or (6)) shall be allocated items of gross income and gain for such fiscal year and, if necessary, for subsequent fiscal years, in an amount equal to such Member's share of the net decrease in such LLC Minimum Gain, determined in accordance with Treasury Regulations (S)1.704-2(g)(2). This provision is intended to satisfy the definition of a "minimum gain chargeback" as defined in Treasury Regulations
(S)1.704-2(f), and the term "LLC Minimum Gain" shall have the meaning ascribed to the term "Partnership Minimum Gain" in Treasury Regulation 1.704-2(d).

          (c) Gross Income Allocation. Notwithstanding the allocation provided
              -----------------------
in Section 4.5 and except as otherwise provided in this Section 4.6, in the event any Member has a deficit Capital Account at the close of any fiscal year which is in excess of the sum of (i) the amount.. if any, such member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations (S)1.704-2(g)(1) and 1.704-2(i)(5), each Member shall be specially allocated items of gross income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.6 shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 4.6 have been made as if Section 4.6(a) and this Section 4.6(c) were inoperative.

            (d) Member Nonrecourse Deductions. Notwithstanding the allocation
                -----------------------------
provided for in Section 4.5 and except as otherwise provided in this Section 4.6, any "Member Nonrecourse Deduction", defined as having the meaning ascribed to the term "Partner Nonrecourse Deduction" in Treasury Regulation (S)1.704-2(i)(2), for any fiscal year shall be allocated to the Member who bears the economic risk of loss in accordance with Treasury Regulation 1.704-2(i)(1), and if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any fiscal year, each Member with a deficit Capital Account balance at the end of such fiscal year (decreased by the amount, if any, such Member is obligated to restore and the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation 1.704-2(g)(1) and 1.704-2(i)(5), and increased by the items set forth in Treasury Regulations 1.704-1(b)(2)(ii)(d)(4), (5) or (6)) shall be allocated items of gross income and gain for such fiscal year and, if necessary, for subsequent fiscal years, in an amount equal to such Member's share of the net decrease in such Member Nonrecourse Debt Minimum Gain, determined in accordance with Treasury Regulation 1.704-2(i)(4). This provision is intended to comply with the chargeback provisions of Treasury Regulation 1.704-2(i)(4), and the term "Member Nonrecourse Debt Minimum Gain" shall have the meaning ascribed to the term "Partner Nonrecourse Debt Minimum Gain" in Treasury Regulation 1.704-2(i)(3).

            (e) LLC Nonrecourse Deductions. Notwithstanding the allocations
                --------------------------
provided for in Section 4.5 and except as otherwise provided in this Section 4.6, any "LLC Nonrecourse Deductions", defined as having the meaning ascribed to the term "Partnership Nonrecourse Deductions" in Treasury Regulation 1.704-2(c), for any fiscal year shall be allocated to the Members in accordance with their Percentage Interests as provided under Treasury Regulation 1.704-2(e).

            (f) Limitation on Loss Allocations. The Net Losses allocated
                ------------------------------
pursuant to Section 4.5 shall not exceed the maximum amount of Net Losses that can be allocated without causing any Member to have a deficit balance in such Member's Capital Account at the end of any fiscal year (decreased by the amount, if any, such Member is obligated to restore to the LLC and the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations 1.704-2(g)(1) and 1.704-2(i)(5), and increased by the items set forth in Treasury Regulations 1.704-1(b)(2)(ii)(d)(4), (5) or
(6)). All Net Losses in excess of the limitations set forth in this paragraph shall be allocated among the Members, pro-rata, to the extent each, respectively, is liable or otherwise bears the economic risk of loss with respect to any debt or other obligation of the LLC.

            (g) Curative Allocations. The allocations set forth in Section 4.6
                --------------------
(the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations 1.704-1 and 1.704-2. Notwithstanding any provision of
Section 4.6 (other than the Regulatory Allocations and the provisions of Section 4.7), the Regulatory Allocations shall be taken into account in allocating Net Losses and Net Income and items of gross income, gain and deduction among the Members so that, to the extent possible, the net amount of such allocations to the Members shall be equal to the net amount that would have been allocated to the Members if the Regulatory Allocations had not occurred.

            (h) In-Kind Contributions. In accordance with Code Section 704(c)
                ---------------------
and the Treasury Regulations thereunder, Net Income, gain, Net Loss and deduction with respect to any property contributed to the capital of the LLC shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its initial fair market value. Any elections or other decisions relating to such allocation shall be made by the Operating Committee in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.6(h) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Income, Net Losses, other items or distributions pursuant to any provision of this Agreement.

          4.7 Authority To Vary Allocations. The Members intend that each
              -----------------------------
Member's distributive share of gross income, Net Income, gain, Net Loss or deduction (or item thereof) shall be determined and allocated in accordance with Sections 4.5 and 4.6 to the fullest extent permitted by Code Section 704(b). To preserve and protect the determinations and allocations provided for in Sections
4.5 and 4.6, the Operating Committee shall, and hereby is authorized and directed to, allocate Net Income, gross income, gain, Net Loss or deduction (or item thereof) arising in any year differently than otherwise provided for in Sections 4.5 and 4.6, if, and to the extent that, allocating Net Income, gross income, gain, Net Loss or deduction (or item thereof) in the manner provided for in Sections 4.5 and 4.6 would cause the determinations and allocations of each Member's distributive share of Net Income, gross income, gain, Net Loss or deduction (or item thereof) not to be permitted by Code Section 704(b) or any Treasury Regulations promulgated thereunder. Any allocation made by the Operating Committee pursuant to this Section 4.7 shall be deemed to be a complete substitute for any allocation otherwise provided for in Section 4.5 or
4.6 and no amendment of this Agreement or approval of any Member shall be required.

          4.8  Members' Interest in Profits.
               ----------------------------

          Pursuant to Treas. Reg. (S) 1.752-3(a)(3), the Members' interests in LLC profits shall be the Percentage interests of the Members.

          4.9  Distributions to Members.
               ------------------------

          (a) As used in this Agreement, the term "Excess Cash Flow" for any calendar year or fraction thereof shall mean the amount, if any, of cash available to the LLC after (i) payment of all operating expenses, and (ii) the establishment of the Operating Reserve and such other reserves as may determined in the sole discretion of the Operating Committee. Any cash included as part of the Improvements Budget shall not be deemed to be available to the LLC for distribution under this Section until such time as the Site Plan Improvements have been completed and all construction and development costs associated therewith have been paid; thereafter, any surplus funds from the Improvements Budget shall be available for distribution under this Section.

          (b) From and after the date of this Agreement, but subject to the provisions of Section 9.2, the Excess Cash Flow for each calendar year or fraction thereof shall be distributed to the Members as follows, and in the following order of priority:

            (1) An amount of Excess Cash Flow up to the amount of the accrued and unpaid interest on Cash Needs Loans shall first be paid as interest to the Members in proportion to the amount of such interest owed to each;

            (2) An amount of Excess Cash Flow up to the then aggregate unpaid principal balance of Cash Needs Loans shall next be distributed to the Members in proportion to the amount of such principal owed to each; and

            (3) The balance, if any, of Excess Cash Flow shall be distributed to the Members in proportion to their respective Percentage Interests in the LLC.

          5.   ACCOUNTING
               ----------

          5.1  Accounting Decisions.
               --------------------

          All decisions as to accounting principles and elections, whether for book or tax purposes (and such decisions may be different for each such purpose), shall be approved by the Operating Committee.

          5.2  Tax Returns.
               -----------

          The LLC, under the supervision of the Operating Committee, will prepare and timely file federal and state income tax returns of the LLC. As promptly as practicable, and in any event, in sufficient time to permit timely preparation and filing by each Member of its respective federal and state tax returns, the LLC shall deliver to each Member a copy of each federal and state tax return or tax report filed by the LLC.

          5.3  Elections.
               ---------

          To the extent that the LLC may or is required to make elections for federal, state or local tax purposes, and to the extent that Members may or are required to make such elections concerning the business and properties of the LLC and such elections may not be made in different ways by different Members, such elections shall be made in such manner as is best calculated, in the judgment of the Operating Committee, to minimize taxable income of the LLC and maximize deductions therefrom. In the event of the transfer of all or part of the interest of a Member, the Members shall elect pursuant to Section 754 of the Code to adjust the basis of the LLC's property.

          5.4  Information Concerning Basis.
               ----------------------------

          Each Member shall furnish to the LLC information as to its adjusted basis for federal income tax purposes of all property contributed by such Member to the LLC pursuant to Section 4.

          6.   WITHDRAWAL; ADJUDICATION; DISSOLUTION
               -------------------------------------

          6.1  Withdrawal.
               ----------

          Except as specifically permitted under the terms of this Agreement, no Member may withdraw or resign from the LLC. If a Member shall withdraw or resign from the LLC (the "Withdrawn Member"), then at the election of the other Member
(a) the Berthing Agreement with the Withdrawn Member shall immediately terminate, (b) the Withdrawn Member shall have no right to use any of the Common Areas, (c) the Construction Representative selected by the Withdrawn Member shall immediately be removed from the Construction Committee, (d) the Representatives selected by the Withdrawn Member shall immediately be removed from the Operating Committee, (e) the business theretofore conducted by the LLC shall thereafter be controlled by the Construction Representative or the Representatives selected by the remaining Member, (e) the Withdrawn Member shall remain liable to other Members as if it were a Member but shall no longer have the rights and powers of a Member, (f) the Withdrawn Member shall be liable to other Members for any loss or damages resulting from such withdrawal, and (g) the Withdrawn Member shall be entitled to, and only to,

          (i) those distributions to which the Withdrawn Member would otherwise be entitled, as and when made, until such time, if ever, the LLC (at the direction of the remaining Member) elects to pay the Withdrawn Member, in 24 interest-free installments, the sum described in Section 604 of the Act, less

          (ii) any amounts owing by the Withdrawn Member pursuant to this Subsections 6.1, as may be set off by the LLC for the account of the LLC or the other Member.

          6.2 Adjudication of Incompetency; Death, Disability or Dissolution of a Member.
              -----------------------------------------------------------------

          In the event any Member (the "Terminating Member") voluntarily withdraws from the LLC or suffers death, mental incapacity or dissolution, then the other Member (the "Non-Terminating Member") or its designee, shall succeed to the rights and obligations of the Terminating Member, the Berthing Agreement with the Terminating Member shall immediately terminate and the Terminating Member shall have no right to use any of the Common Areas.

          7.   EVENTS OF DEFAULT; REMEDIES.
               ---------------------------

          7.1  Events of Default.
               -----------------

          (a) The following shall constitute events of default under this Agreement ("Events of Default"):

            (1) The failure of any Member to make a capital contribution to the LLC as required by the provisions of Section 4.1(a)(3) or (4) or Section 4.1(h); or

            (2) The failure of any Member to fulfill any of its other obligations under this Agreement within thirty (30) days after written notice from the other Member, which default may be cured during such thirty (30) day period; or

            (3) A Member causes, permits or suffers an Event of Default under its Berthing Agreement; or

            (4)  A Member suffers Bankruptcy.

          7.2 Remedies in the Event of a Default by a Member. If a Member
              ----------------------------------------------
causes, permits or suffers an Event of Default under this Agreement, such Member (the "Defaulting Member") shall be subject to the following remedies, each of which shall be cumulative and not exclusive of any other right or remedy of the other Member:

          (a) During any period in which an Event of Default continues: (i) the Defaulting Member's approval shall no longer be required for any action by the LLC which is specified under Section 3.3 above, and (ii) the Construction Representative and the Representatives selected by the Defaulting Member which is in default or deemed to be in default under this Agreement shall be suspended from participation in the Construction Committee and the Operating Committee, and (iii) the Construction Committee and the Operating Committee shall thereafter be controlled by the Construction Representative or the Representatives selected by the other Member.

          (b) If such Event of Default continues for a period of more than two hundred seventy (270) days, the other Member shall have a right to acquire (or to have its designee acquire) the interest of the Defaulting Member in the LLC and all of the Defaulting Member's right, title and interest in its Berthing Agreement on the following terms and conditions:

            (1)  The purchase price shall be one million ($1,000,000) dollars.

            (2) Any such acquisition shall be subject to the approval of the Commission.

            (3) In connection with such acquisition the Defaulting Member shall be removed as a Member and the acquiring party shall be substituted as a Member.

            (4) Such right may only be exercised by the other Member by providing a written notice to the Defaulting Member within ninety (90) days of the date which is 270 days after the commencement of the Event of Default. Such notice shall specify a closing date for the acquisition, which closing date shall be not less than thirty (30) days or more than ninety (90) days after the date of the notice.

The parties acknowledge that the other Member shall have a right to obtain specific performance of the obligations of the Defaulting Member's to transfer its interest as a Member in the LLC and its right, title and interest in and under its Berthing Agreement, it being recognized that such interests are unique and that there would be no adequate remedy at law or in damages for a failure or refusal by the Defaulting Member to honor and perform such obligations in a timely fashion. The foregoing sentence shall not be construed to imply that the remedy of specific performance or other equitable relief is not available, or should not be ordered, for breaches of other obligations of the Members under this Agreement.

            (c) If such Event of Default is a failure to make an obligatory capital contribution under Sections 4.1(a)(3) or (4) or 4.1(h), in addition to any other remedy, the other Member shall have the right to invoke the rights and remedies set forth in Sections 4.3(a)(2)(a) through (c), in which event the Required Amount shall be deemed to be the amount of the capital contributions to be made by the Members. Notwithstanding the last parenthetical clause of the introductory paragraph of Section 4.3(a)(2), in connection with exercising any right or remedy under the subsection a Member may exercise any other right or remedy available to it under this Agreement.

            (d) If the Event of Default is a failure to make an obligatory capital contribution under Section 4.1(a)(3) or (4) above, in addition to the remedies referred to above, and as a condition to curing such Event of Default, the Defaulting Member shall pay to the other Member an amount equal to five (5%) percent of the amount by which it is in default in making the applicable capital contribution.

          8.   SALE OR ASSIGNMENT OF INTEREST
               ------------------------------

          (a) No interest of any Member in the LLC or otherwise under this Agreement shall be sold, transferred, pledged, encumbered, hypothecated or assigned, unless (i) such transaction complies with any relevant provisions of
Section 8(b), (ii) any sale or other assignment of the interest subsumes the Member's entire interest in the LLC (including all of the Member's voting rights, powers of appointment, informational rights, Percentage Interest and Capital Account), (iii) the counterparty to the transaction expressly acknowledges that it acquires its rights in or against the interest subject to the terms of this Agreement (which shall continue to govern) and such counterparty assumes in writing any obligations of the selling Member from and after the date of such assumption under this Agreement and the Assignment and Assumption Agreement of even date, (iv) reasonable assurances are provided to the remaining Member that all monetary obligations hereunder of the selling Member prior to the date of such assumption have been or will be satisfied, and
(v) such transaction would not result in a breach or default under any agreement to which the LLC is a party or give rise to the right to accelerate the maturity of any LLC indebtedness or result in any fees or penalties to the LLC (unless the transferee or assignor indemnifies the LLC against such fees or penalties in a manner reasonably satisfactory to the non-transferring Member or pays such fees or penalties).

          (b) A Member may sell its entire interest in the LLC to any Person which simultaneously acquires or has acquired a Certificate of Suitability or a Riverboat Owner's License issued by the Commission for use at the LLC Property. A Member may pledge its entire interest in the LLC as additional security to a lender which has made a loan to the Member which is secured by the Member's interest in its riverboat(s) being berthed pursuant to a Berthing Agreement with the LLC and the proceeds of which are being applied to the payment (or reimbursement) of costs associated with this project, including the refinancing of such loans; provided, in no event shall any such loan (or refinancing) serve as security for, or be cross-collateralized with, a loan that is not made in respect of this project.

          (c) Any purported sale, transfer, pledge, encumbrance, hypothecation, grant of a security interest or assignment in violation of this Agreement shall be void and of no force or effect and shall in no way limit, modify, alter or impair the Member's obligations under this Agreement or create any rights on the part of the purported transferee, assignee or creditor against the LLC or the other Member.

          9.   TERMINATION AND LIQUIDATION OF THE LLC
               --------------------------------------

          9.1 Dissolution. The LLC shall be dissolved upon the occurrence of any
              -----------
of the following events:

          (a)  December 31, 2035;

          (b) The sale or other disposition of substantially all of the LLC's assets;

          (c)  The written consent of all Members;

          (d) The withdrawal, Bankruptcy or dissolution of any Member; provided, however, that the LLC's existence shall not terminate if, within ninety (90) days after such event, (i) the LLC has at least two (2) Members, and (ii) a majority in interest of the Members (determined independently by reference to Percentage Interests and by reference to Capital Accounts) elects to continue the LLC's existence, or

          (e) Upon entry of a decree of judicial dissolution.

          9.2  Winding-Up.
               ----------

          (a) Upon dissolution of the LLC, the Operating Committee shall conclude the affairs of the LLC. The LLC's assets may be liquidated and distributed in cash, or, if the Operating Committee unanimously so determines, distributed in kind. To the extent such assets cannot either be sold without undue loss or readily divided for distribution in kind to the Members, the LLC may, as determined by the Operating Committee, convey those assets to a trust or other suitable holding entity established for the benefit of the Members in order to permit the assets to be sold without undue loss and the proceeds thereof distributed to the Members at a future date. The legal form of the holding entity, the identity of the trustee or other fiduciary, and the terms of its governing instrument shall be determined by the Operating Committee.

          (b) Pursuant to the winding-up of the LLC, the LLC's assets shall first be applied to the payment of, or to a reserve for the payment of, LLC liabilities (including Cash Needs Loans and other debts to Members and their Affiliates and further including such provision for contingent or unforeseen liabilities as the Operating Committee deems appropriate), and then shall be distributed to the Members in accordance with their respective positive Capital Accounts after the allocations pursuant to Sections 4.5 through 4.8 and after any distributions pursuant to Section 4.9 for the then-current fiscal year. If assets are distributed in kind, the assets so distributed shall be valued at their then-current fair-market values and the unrealized appreciation or depreciation in value of such assets shall be allocated to the Members' respective Capital Accounts as if such assets had been sold, and such assets shall then be distributed to the Members in accordance with their respective positive Capital Accounts as so adjusted.

          (c) A taking of all or substantially all of the LLC's property and assets in condemnation or by eminent domain shall be treated in all respects as a sale of the LLC's assets upon the dissolution and liquidation of the LLC pursuant to this Section 9. In such event any portion of the property and assets of the LLC not so taken shall be sold and the proceeds, together with the condemnation award, distributed in the manner provided for in this Section 9.

          (d) The amount by which the fair market value of any property to be distributed in kind to the Members exceeds or is less than the basis of such property (determined without regard to any election under Section 754 of the Code) shall, to the extent not otherwise recognized to the LLC, be taken into, account in computing gain or loss of the LLC for purposes of crediting or charging the Capital Accounts of, and distributing proceeds to, the Members under this Section 9.

          (e) If, following the termination of the LLC, any asset of the LLC is sold in a transaction in which, by reason of the provisions of Section 453 of the Code, gain is realized but not recognized, such realized gain shall be taken into account in computing gain of the LLC for the purposes of making allocations under Section 9.2(b) hereof and distributions of proceeds to the Members under Sections 9.2 hereof.

          10.   NOTICES
                -------

          10.1  Notices by Registered or Certified Mail.
                ---------------------------------------

          (a) All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing. All notices, demands and requests to be sent by any party hereto or to any other party shall be deemed to have been properly given or served by depositing the same in the United States Mail, postpaid and registered or certified, with return receipt requested, or by delivering the same to an overnight delivery service of nationally recognized standing, and addressed to the party to whom the notice, demand or request is intended, at its address designated hereinbelow or to such other address as such party may hereafter designate by written notice.

          (b) All notices, demands and requests shall be effective upon being deposited in the United States Mail or being delivered to an overnight delivery service of nationally recognized standing. However, the time period in which a response to any such notice, demand or request must be given shall commence to run three (3) days from the date of such mailing or two (2) days from the date of such delivery.

          10.2  Routine Communications.
                ----------------------

          Notwithstanding the foregoing, routine communications, distribution checks, copies of financial statements, etc., may be sent by ordinary first-class mail.

          10.3  Notice to Trump.
                ---------------

          Copies of all notices to Trump shall be sent to Nicholas L. Ribis, President, Trump Indiana, Inc., 725 Fifth Avenue, New York 10022. Copies thereof shall concurrently be sent to Robert M. Pickus, Executive Vice President - Corporate and Legal Affairs, Trump Indiana, Inc., c/o Trump Plaza Hotel & Casino, The Boardwalk at Mississippi Avenue, Atlantic City, New Jersey 08401; and Peter Michael Laughlin, Esq., Ribis, Graham & Curtin, 4 Headquarters Plaza, Morristown, New Jersey 07962-1991.

          10.4  Notices to BDC.
                --------------

          Copies of all notices to BDC shall be sent to Don H. Barden, The Barden Companies, 400 Renaissance Center, 24th Floor, Detroit, Michigan 48243. Copies thereof shall concurrently by sent to Cameron H. Piggott, Esq., Dykema Gossett, PLLC, 400 Renaissance Center, Detroit, Michigan 48243.

          11. NO RIGHT TO OBLIGATE OR INCUR LIABILITIES FOR OTHER MEMBERS
              -----------------------------------------------------------

          Each of the Members hereby covenants and agrees that it will not, during the term of this LLC, do any act or incur any obligation on behalf of the LLC of any kind whatsoever, except as herein expressly authorized and permitted in this Agreement and each Member hereby agrees to indemnify and hold harmless the other Members from any obligation or liability, including the reasonable expenses of defense thereof, arising out of its breach of any of the provisions hereof.

          12.   COMPLIANCE WITH INDIANA GAMING REGULATIONS.
                ------------------------------------------

          12.1  Transfer of LLC Interest.
                ------------------------

          Notwithstanding anything to the contrary contained in this Agreement, any sale, transfer, assignment or other conveyance of all or any part of the interest (whether legal or beneficial) of any Member in the LLC shall be subject to and conditioned upon, to the extent applicable, the provisions of the

Indiana Riverboat Gambling Act and the regulations of the Commission.

          12.2  Licensing.
                ---------

          If it is determined by any agency or regulatory body or by the provisions of any applicable law or regulation that the LLC or any Member must be licensed or qualified in order to participate in the affairs and ownership of the LLC, then each Member hereby agrees to cooperate reasonably and promptly with the other in obtaining any and all licenses, permits or approvals required by such governmental authority or deemed expedient by the Members in connection with applicable law or regulation.

          13.   ARBITRATION
                -----------

          13.1 Agreement to Arbitrate. Any controversy, dispute or claim arising
               ----------------------
out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement shall be resolved by binding arbitration conducted in Indianapolis, Indiana in accordance with the then existing Commercial Arbitration Rules (the "Rules") of the American Arbitration Association ("AAA"), specifically including the Rules relating to "Expedited Procedures" (the "Expedited Procedures").

          13.2 Selection of Arbitrators. Each party to the dispute shall by
               ------------------------
notice to the other party name an arbitrator and the two (2) arbitrators so named shall decide upon a third (3rd) arbitrator. The second (2nd) arbitrator to be appointed must be appointed by notice to the party who appointed the first (1st arbitrator within five (5) business days after the notice of the appointment of the first (lst) arbitrator, failing which the first (lst) arbitrator so appointed shall act as the sole arbitrator. If pursuant to the preceding two (2) sentences, two (2) arbitrators have been appointed by the parties and if the two (2) so appointed do not agree upon a third (3rd) arbitrator, the AAA in Indianapolis, Indiana shall be requested to submit a list of five (5) persons to serve as the third (3rd) arbitrator. The parties shall select the third (3rd) arbitrator from the list submitted, provided that if the parties cannot agree upon the third (3rd) arbitrator, then the third (3rd) arbitrator shall be selected from the list of five (5) through the process of the two (2) arbitrators jointly striking names from the list until one (1) name remains. The decision of any two (2) of the arbitrators shall be final and binding upon all parties. A judgment upon any award rendered by a majority of the arbitrators may be entered and enforced in any court of competent jurisdiction. Unless the arbitrators determine otherwise (which they shall have the right to do), all costs and expenses of the arbitrators shall be borne equally by the parties with the exception that the cost of the arbitrator selected by each party shall be paid by the selecting party. The arbitrators shall be requested to render an opinion within thirty (30) days after the date the controversy (within fifteen (15) days in the case of any expedited proceeding) is submitted to them. The above procedures contemplate that there will only be two
(2) parties to the arbitration proceeding; if there are more, and the parties cannot agree upon the method of choosing arbitrators, the method of proceeding shall be determined pursuant to the then existing Commercial Arbitration Rules of the AAA.

          13.3 Expenses. The arbitrator shall award to the prevailing party in
               --------
any arbitration proceeding commenced hereunder the prevailing party's costs and expenses (including expert witness expenses and reasonable attorneys' fees but excluding the cost of the arbitrator selected by the prevailing party) of investigating, preparing and presenting such arbitration claim.

          13.4 Expedited Procedures. Each party hereto hereby consents to the
               --------------------
use of the Expedited Procedures without regard to the amount in controversy and agrees to cooperate in all respects with the arbitrator in order to permit a speedy resolution to such disputes. The arbitrator shall convene a hearing as quickly as practicable after his or her appointment, and in any event no later than fifteen (15) days after such appointment. There shall be only one hearing, which shall not exceed five (5) consecutive business days in length.

          13.5 Submission to Jurisdiction; Agent to Service. EACH OF THE PARTIES
               --------------------------------------------
HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF INDIANAPOLIS, STATE OF INDIANA, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT EXECUTED HEREUNDER, OTHER THAN ANY ACTION OR PROCEEDING REQUIRED BY SECTION 13(a) HEREOF TO BE SUBMITTED TO ARBITRATION, SHALL BE LITIGATED IN SUCH COURTS, AND EACH OF THE PARTIES WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS TO ALL SUCH SERVICE OR PROCESS MADE IN THE MANNER SET FORTH IN SECTION 10 HEREOF. Nothing contained in this Section shall affect the right of any party to serve legal process on any other party in any other manner permitted by law. Nothing contained in this Section shall affect the obligations of the parties with respect to the arbitration of disputes under Section 13.1 hereof.

          13.6 Certain Decisions or Disputes Not Subject to Arbitration.
               --------------------------------------------------------
Notwithstanding anything to the contrary in the foregoing, the following decisions or disputes shall not be subject to arbitration:

          (a) any amendment to, renewal or extension of, or other change in the terms and conditions of the Berthing Agreements;

          (b) any decision by a Member to cause the LLC to enforce its rights under a Berthing Agreement;

          (c) approval of a change in the Improvements Budget, other than an obligatory increase under the circumstances referred to in Section 3.10 above;

          (d) a change in the Site Plan that is not required in order to complete the Site Plan Improvements (i) in a timely fashion, (ii) within the Improvements Budget, or (iii) in accordance with applicable laws, rules and regulations;

          (e) approval of the Master Plan, or the agreement of the Members that the LLC should construct the Master Plan Improvements; and

          (f) a change in the Master Plan Improvements that is not required in order to complete the Master Plan Improvements (i) in a timely fashion, (ii) within the agreed upon budget, or (iii) in accordance with applicable laws, rules and regulations.

          13.7 Certain Limitations on the Authority of Arbitrators.
               ---------------------------------------------------
Notwithstanding Sections 13.1 and 13.2 above, the arbitrator(s) shall not have the authority to determine that the Site Plan or Master Plan will include any improvements (temporary or permanent) that cost more or are more extensive than the minimum amount reasonably necessary to properly serve the operations of the riverboats, to meet any contractual requirements undertaken by the LLC, or to enable the Members to meet their respective obligations under the Development Agreement or any obligations under the Certificates of Suitability or Riverboat Owner's Licenses issued to the Members.

          14.   MISCELLANEOUS
                -------------

          14.1  Governing Law.
                -------------

          The LLC is and shall be a limited liability company existing under and governed by the laws of the State of Delaware.

          14.2  Waivers.
                -------

          No consent or waiver, expressed or implied, by any Member to or of any breach or default by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such Member hereunder. Failure on the part of any Member to complain of any act or failure to act of another Member or to declare a Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights hereunder.

          14.3  Severability.
                ------------

          If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          14.4  Covenant Against Partition.
                --------------------------

          Except as otherwise provided in this Agreement, the Members, on behalf of themselves, their legal representatives successors and assigns, hereby specifically renounce, waive and forfeit all rights whether arising under statute, or by operation of law, to seek, bring, or maintain any action in any court of law or equity for partition of the Property, or any interest which is considered to be LLC property, regardless of the manner in which title to any such property may be held, and upon any breach of the provisions of this Section 14.4, the other Member, in addition to all rights and remedies in law and equity, shall be entitled to a decree or order restraining or enjoining such application, action or proceeding.

          14.5  Pronouns, etc.
                -------------

          All pronouns or any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as to the identity of the person or persons may require.

          14.6  Entire Agreement.
                ----------------

          This Agreement, together with other documents being executed of even date, contain the entire agreement between the parties hereto relative to the formation of the LLC and the LLC's ownership of the Property as of the date of this Agreement, and all prior understandings and agreements between the parties are merged in this Agreement. Without limiting the foregoing, this Agreement amends, restates and supercedes the Original Agreement, and supercedes any other agreements regarding the Original Agreement executed in connection therewith. Each Member acknowledges that it is not relying upon any statement or representation made by the other Member not embodied herein or in the Exhibits attached hereto, in instruments delivered pursuant to specific provisions hereof, or in other instruments signed or delivered by the parties (or the other party) in connection with the execution of the Original Agreement or the formation of the LLC or being signed or delivered by the parties (or the other party) in connection with the execution of this Agreement or the contributions referred to in Section 4.1(a) above. No variations, modifications or changes herein or hereof shall be binding upon any Member hereto unless set forth in a document duly executed by or on behalf of such Member.

          14.7  Binding Agreement; No Third Party Beneficiaries.
                -----------------------------------------------

          Subject to the restrictions on transfers and encumbrances set forth herein, this Agreement shall inure to the benefit of and be binding upon the undersigned Members and their respective legal representatives, successors and assigns. Whenever in this instrument, a reference to any Member is made, such reference shall be deemed to include a reference to the legal representatives, successors and permitted assigns of such Member. However, in no event shall any third party be deemed to be a third party beneficiary of this Agreement or otherwise be entitled to enforce the terms and conditions of this Agreement against the Members.

          14.8  Force Majeure.
                -------------

          All obligations set forth in this Agreement shall be subject to impossibility of performance as a consequence of any strike, lock-out, fire, destruction, acts of God, restrictions of any governmental authority, civil commotion or unavoidable casualty.

          14.9  Captions; Exhibits.
                ------------------

          The captions used herein are for convenience only and do not in any way affect, limit, amplify or otherwise modify the terms and provisions hereof. Exhibits A through G, inclusive, attached hereto are a material part of this Agreement and are hereby incorporated herein by reference.

          14.10  Counterparts.
                 ------------

          This Agreement may be executed in any number of counterparts, each of which as executed shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument.

          14.11  Time of the Essence.
                 -------------------

          Time is of the essence in the performance by the Members of their obligations under this Agreement.

          14.12  Tax Matters Partner.
                 -------------------

          Trump shall be the Tax Matters Partner of the LLC for all purposes under the Code, under the direction of the Operating Committee. However, Trump shall not cause the LLC to exercise any election available to the LLC under the Code, or take any other action in such capacity, without the prior written consent of the other Member.

          IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

                             "TRUMP"

                             TRUMP INDIANA, INC.


                             By:        /s/Nicholas L. Ribis
                                       -------------------------------
                                       Nicholas L. Ribis
                                       President


                             "BDC"

                             BARDEN-DAVIS CASINO, LLC

                             By:       BARDEN DEVELOPMENT, INC.,
                             Member

                             By:         /s/Don H. Barden
                                       -------------------------------
                                       Don H. Barden
                                       President

                             And
                             By:       GARY RIVERBOAT GAMING, LLC
                                       Member

                             By:       BARDEN MANAGEMENT, INC.,
                                       Its Manager

                             By:         /s/Don H. Barden
                                       -------------------------------
                                       Don H. Barden
                                       President

                                  EXHIBIT "A"
                       COMMON AREA DEVELOPMENT APPROVALS


1. United States Army Corps of Engineers permit application (Lehigh Portland Cement Co., applicant) for modifications to Buffington Harbor.

2. Indiana Department of Natural Resources permit application (Lehigh Portland Cement Co., applicant) for modifications to Buffington Harbor.

3.  Site clearance permit from the City of Gary.

4.  Demolition permit from the City of Gary.

5.  Application for use variance from the City of Gary.

                                 Exhibit "B-1"

                           PRE-FORMATION AGREEMENTS


1. Agreement of Sale between Lehigh Portland Cement Company and Trump Indiana, Inc. dated May 10, 1995;

2. Corporate Warranty Deed between Lehigh Portland Cement Company and Trump Indiana, Inc. dated June 29, 1995, recorded July 7, 1995, as Instrument #95038220;

3. Environmental Disclosure Document for Transfer of Real Property dated June 29, 1995, recorded July 7, 1995, as Instrument #95038221;

4. Easement Agreement between Lehigh Portland Cement Company and Trump Indiana, Inc. dated June 30, 1995, recorded July 7, 1995, as Instrument #95038222;

5. Operations Agreement between Lehigh Portland Cement Company and Trump Indiana, Inc. dated June 30, 1995, recorded July 7, 1995, as Instrument #95038223;

6. Agreement Concerning Use Agreement between Lehigh Portland Cement Company and Trump Indiana, Inc. dated June 30, 1995, recorded July 7, 1995, as Instrument #95038224;

7. Access Easement between Lehigh Portland Cement Company and Trump Indiana, Inc. dated June 30, 1995, recorded July 7, 1995, as Instrument #95038225;

8. Agreement with Respect to Railroads between Lehigh Portland Cement Company and Trump Indiana, Inc. dated June 30, 1995, recorded July 7, 1995, as Instrument #95038226;

9. Utility Easement between Lehigh Portland Cement Company and Trump Indiana, Inc. dated June 30, 1995, recorded July 7, 1995, as Instrument #95038227;

10. Memorandum of Lease between Lehigh Portland Cement Company and Trump Indiana, Inc. dated June 30, 1995, recorded July 7, 1995, as Instrument #95038228;

11. Vendor's Affidavit by Lehigh Portland Cement Company dated June 29, 1995;

12. Standard Extended Coverage Questionnaire by Lehigh Portland Cement Company and Trump Indiana, Inc. dated June 29, 1995;

13. Harbor Lease Agreement between Lehigh Portland Cement Company and Trump Indiana, Inc. dated June 29, 1995;

14. Certified Copy of Resolution of Lehigh Portland Cement Company dated June 29, 1995;

15. Agreement between Lehigh Portland Cement Company and Trump Indiana, Inc. dated June 30, 1955;

16. Tax Agreement between Lehigh Portland Cement Company and Trump Indiana, Inc. dated June 29, 1995;

17. Tax Escrow Agreement among Lehigh Portland Cement Company, Trump Indiana, Inc. and Chicago Title Insurance Company dated June 29, 1995.

18. Opinion Letter of Sellers' Counsel (Burke, Murphy, Costanza & Cuppy) dated June 29, 1995;

19. Lehigh Portland Cement Company Secretary's Certificate dated June 29, 1995;

20. FIRPTA Certification of Lehigh Portland Cement Company dated June 29, 1995;

21. Certificate of Good Standing for Lehigh Portland Cement Company (Pennsylvania) dated June 20, 1995;

22. Certificate of Authorization for Lehigh Portland Cement Company (State of Indiana) dated June 28, 1995;

23. Affidavit (as to Gross Income Tax Due) of Lehigh Portland Cement Company dated June 30, 1995;

24. Affidavit (as to deferred maintenance) of Paul Pachapa dated June 30, 1995;

25. Certificate of Insurance (evidencing insurance in favor of Trump Indiana, Inc.) dated June 20, 1995;

26. Secretary's Certificate of Trump Indiana, Inc. dated June 29, 1995;

27. Certificate of Authorization for Trump Indiana, Inc. (State of Indiana) dated June 26, 1995;

28. Pro-Forma Policy #04-81-012 dated June 30, 1995 issued by Chicago Title Insurance Company and such matters as are disclosed therein;

29. Plat of Survey - Sections 23 & 26, TWP. 37N. R.9W., 2nd P.M., prepared by Cole Associates, dated June 29, 1995;

30. Letter Agreement (with respect to hold open agreement) of Chicago Title Insurance Company dated June 29, 1995;

31. Settlement Statement among Lehigh Portland Cement Company, Trump Indiana, Inc. and Chicago Title Insurance Company dated June 29, 1995;

32. Personal Undertaking Against Mechanic's Liens by Lehigh Portland Cement Company dated June 29, 1995;

33. Personal Undertaking (GAP) among Lehigh Portland Cement Company, Trump Indiana, Inc. and Chicago Title Insurance Company dated June 29, 1995;

34. Stipulation for Dismissal with Prejudice as to Defendant Lehigh Portland Cement Company;

35. Exhibits to Agreement of Sale Dated May 10, 1995 between Lehigh Portland Cement Company and Trump Indiana, Inc. dated June 29, 1995;

36. Exhibit "L"/Endorsement to Non-Disclosure Agreement dated as of May 10, 1995 between Lehigh Portland Cement Company and Trump Indiana, Inc.;

37. Agreement Regarding Restrictive Covenants between City of Gary and USX Corporation dated as of March __, 1995.

38. Construction Escrow Agreement between Lehigh Portland Cement Company and Trump Indiana, Inc. dated August 15, 1995;

39. Architect Agreement between Trump Indiana, Inc. and Sykes, O'connor, Salerno & Hazaveh, Architects, dated August 25, 1995;

40. Mechanical and Electrical Engineering Proposal of Giovanetti & Shulman Associates dated June 12, 1995;

41. Consulting Structural Engineering Services Proposal of Cagley, Harman & Associates dated August 16, 1995;

42. Construction Management Agreement between Trump Indiana, Inc. and Huber, Hunt & Nichols, Inc. dated June 15, 1995;

43. Site and Civil Engineering Proposal of Cole Associates, Inc. dated July 27, 1995;

44. Phase II Environmental Engineering Proposal of Baker Environmental, Inc. dated August 24, 1995;

45. Marine Design Proposal of Baird & Associates dated May 3, 1995;

46. Interior Design Proposal of Interior Design International, Inc. dated August 17, 1995;

47. Demolition Proposal of Congress Enterprises, Inc. dated July 19, 1995;

48. Sign Proposal of Corsair Graphics Sign Company dated July 14, 1995;

49. Security Temporary Service Agreement of Stanley Smith Security, Inc. dated July 13, 1995;

50. Demolition Agreement between Trump Indiana, Inc. and National Wrecking Company dated August 22, 1995 (and Change Order dated September __, 1995 between Trump Indiana, Inc. and Colfex (an affiliate of National Wrecking Company));

51. Electrical Transformer Relocation Agreement between Lehigh Portland Cement Company and Meade Electric Company, Inc. dated September 1, 1995;

52. Landscape Clean-up Estimate of Matthews Nursery, Inc. dated August 17, 1995;

53. Environmental Survey Proposal of Allstate Environmental, Inc. dated August 16, 1995.

54. General Consulting Services Agreement between Trump Indiana, Inc. and Boelter Environmental Consultants, Inc.

55. Buffington Station Phase I Environmental Site Assessment (Draft) dated May 1995, prepared by Fluor Daniel Environmental Services, Inc.;

56. Buffington Station Phase II Environmental Site Assessment (Draft) dated May 1995, prepared by Fluor Daniel Environmental Services, Inc.;

57. Phase III letter proposal from Fluor Daniel Environmental Services, Inc. dated December 14, 1994;

58. Authorization for Release of Confidential Information from the City of Gary to Lehigh Portland Cement Company;

59. Non-Disclosure Agreement between the City of Gary and Lehigh Portland Cement Company dated July 14, 1994;

60. Certification of Compliance with Confidentiality Agreement dated May 12,
    1995;

61. Authorization for Release of Confidential Information from Trump Indiana, Inc. to Lehigh Portland Cement Company;

62. Non-Disclosure Agreement by and between Trump Indiana, Inc. and Lehigh Portland Cement Company dated _______________, 1995;

63. Escrow Agreement among City of Gary, Trump Indiana, Inc. and Gilbert King, Jr., Esq.;

64. Plat of Survey - Sections 23 & 26, TWP. 37N. R.9W., 2nd P.M., prepared by Cole Associates, dated September __, 1995; and

65. Harbor Payment Commitment between Trump Indiana, Inc. and Lehigh Portland Cement Company.

Note: Notwithstanding the identification of any of the foregoing as proposals or estimates, work has commenced and/or been completed with respect to those matters set forth in items 39 through 54 inclusive 66 and 67.

66. Commitment with Reith Riley for site paving and additional site work for $3,626,743.00.

67. Commitment with Egan Marine for purchase of Barge EMC 424, with some modifications thereto, for $650,000.00.

                                 EXHIBIT "B-2"

                                    STUDIES


1.  Agreement for a Physical Model Study with Lehigh Portland Cement.

2.  Harbor Payment Commitment with Lehigh Portland Cement, et al.

3.  David Seymour Consulting Agreement.

4.  Walsh Construction Consulting Agreement.

5.  Marnell Corrao Associates Consulting Agreement.

6.  Transportation Consulting Group Consulting Agreement.

7.  Design Workshop Consulting Agreement.

8.  Survey by Cole & Associates

                                  EXHIBIT"C"

                                  [SITE PLAN]

                                  Exhibit "D"

                                  CONSULTANTS

================================================================================
         CONSULTANT                   AMOUNT                     STATUS
----------------------------------  ----------     -----------------------------
Architectural

Sykes, O'connor, Salerno & Hazavha     550,000     Awaiting contract review
--------------------------------------------------------------------------------
Mechanical & Electrical

Givovanetti & Shulman                  122,500     Proposal signed, awaiting
Associates (GSA)                                   contract
--------------------------------------------------------------------------------
Structural                              67,000     Proposal signed, awaiting
                                                   contract
Cagley Harmon & Associates
--------------------------------------------------------------------------------
Construction Management                600,000     Contract executed

Huber, Hunt & Nichols
--------------------------------------------------------------------------------
Site & Civil                           596,700     Proposal signed, awaiting
                                                   contract
Cole Engineering
--------------------------------------------------------------------------------
Environmental                           50,000     Authorization letter sent,
                                                   awaiting contract
Baker Environmental
--------------------------------------------------------------------------------
Marine                                 340,200     Contract with Lehigh

Baird & Associates
--------------------------------------------------------------------------------
Landscape Architect and Master          55,775     Proposal in for review
Planning

Design work Shop
--------------------------------------------------------------------------------
Interior Design                        122,400     Proposal signed, awaiting
                                                   contract
Interior Design International, Inc.
--------------------------------------------------------------------------------
Barge, Moorings, PMS                    68,200     Proposal in for review

David Seymour
--------------------------------------------------------------------------------
Contruction Management                  220000     Proposal in for review

Walsh Construction Company
--------------------------------------------------------------------------------
Pavilion & Barge Layout                 36,400     Proposal in for review
Review

Marnell Corrao Associates
--------------------------------------------------------------------------------
Mike Johnson & Associates               76,000     Proposal in for review
--------------------------------------------------------------------------------
Transportation Consulting Group         13,600     Proposal in for review

Parking Lot & Shuttle Layout
--------------------------------------------------------------------------------
Lighting, Security, Kitchen, etc.      100,000     Proposal not yet received
--------------------------------------------------------------------------------
TOTAL                                3,018,775
================================================================================
September 27, 1995

                                                                          2 of 2

                     BUFFINGTON HARBOR RIVERBOATS, L.L.C.
                                  Exhibit "D"
                                  CONTRACTORS

================================================================================
         CONTRACTOR                   AMOUNT                     STATUS
----------------------------------  ----------     -----------------------------
Demolition                              $0         Work complete, signed
                                                   proposal
Congress Enterprises, Inc.
--------------------------------------------------------------------------------
Signage                                  0         work complete, signed
                                                   proposal
Corsair Graphics Sign Company
--------------------------------------------------------------------------------
Security                            1,200/wk       Ongoing 62,400/yr

Smith Security
--------------------------------------------------------------------------------
Demolition                          2,000,000      In progress, contract issued

National Wrecking Company
--------------------------------------------------------------------------------
Electrical                             82,700      In progress, contract issued

Meade Electric Company, Inc.
--------------------------------------------------------------------------------
Landscape Clean-up                     10,350      Work complete

Matthews Nursery, Inc.
--------------------------------------------------------------------------------
Harbor Construction                 3,240,000      Awaiting finalization
--------------------------------------------------------------------------------
TOTAL                               5,334,250
================================================================================

September 27, 1995

                                  Exhibit "E"
                              Improvements Budget

Lehigh Spur Relocation and New Grade Crossing                      670,000
Parking(cars & ultra high lot) w/Shelters for Trams              5,820,000
New Road Work                                                      836,200
Underpass Restoration                                              588,500
Track Signalization                                                189,600
Demolition                                                       2,086,280
Temporary Building                                               5,800,000
Porte Cochere                                                      635,000
Overhead Railroad Crossing                                       3,000,000
Substation/Generator                                             1,830,000
Exterior Signage/Landscaping                                     2,000,000
USX Power Lines                                                  1,000,000
Barge/Walkway                                                    7,000,000
Sewer/Water                                                      1,828,000
Land/Boat Connections                                              270,000
UPS/CCTV                                                           150,000
Insurance                                                          455,500
General Conditions                                               3,200,000
Harbor                                                           3,240,041
Site Fencing                                                       211,000
Environmental Remediation                                          500,000
                                  SUBTOTAL                      41,310,121

Consultants                                                      3,018,775
FF&E                                                             5,000,000
Operating Reserve                                                4,000,000
Administration/Legal/Insurance                                     750,000
                                  SUBTOTAL                      12,768,775

Contingency (10%)                                                5,407,890
Less:  Amounts Expended since 9-27-95                              759,965

                            IMPROVEMENTS BUDGET                 58,726,821

BDC Costs                                                        1,083,027
Trump Costs                                                     21,823,018

                                  SUBTOTAL                      22,906,045

                             PROJECT TOTAL                      81,632,866

SCHEDULE OF DISBURSEMENTS (CONTINUED)
                                                                                  WORK &        LEGAL &
CK#      DATE                                                       LAND          HARBOR        PROF
                                                                ----------    ---------         -------
5027      2/8/95    CITY OF GARY & WOODEN            10,000                                      10,000
5037      3/1/95    CITY OF GARY & WOODEN            15,000                                      15,000
5054      4/5/95    SHEFSKY FROELICH                 10,324                                      10,324
5055      4/5/95    CITY OF GARY & WOODEN            20,000          20,000
5056     4/13/95    FBA ENVIRONMENTAL                 4,200           4,200
DM       5/23/95    BURKE, MURPHY, COSTANZA         500,000         500,000
DM/FT    6/22/95    CHICAGO TITLE                13,000,000      13,000,000
DM       6/22/95    CHICAGO TITLE                    29,767          29,767
DM/FT    7/11/95    FLUOR DANIELS                   300,000                      300,000
DM/FT    7/24/95    BURKE, MURPHY, COSTANZA         200,000         200,000
5093      7/1/95    SHEFSKY&FROELICH                  2,227                                       2,227
5094      7/1/95    SHEFSKY&FROELICH                  2,380                                       2,380
5098      7/5/95    LEHIGH PORTLAND                  66,463                       66,463
5108     7/19/95    CORSAIR GRAPHICS                  1,430          1,430
5109     7/19/95    FBA ENVIRONMENTAL                27,240                       27,240
5112     7/19/95    SHEFSKY&FROELICH                 33,379                                      33,379
5114     7/26/95    CLERK OF LK SUPERIOR CRT          8,735                        8,735
5115     7/26/95    LEHIGH PORTLAND                  65,909                       65,909
5117     7/26/95    SYKES, O'CONNOR                  48,713                                      48,713
DM/FT    8/15/95    LEHIGH PORTLAND&TII           2,546,417                    2,546,417
DM/FT    8/18/95    LEHIGH PORTLAND&TII             600,000                      600,000
DM/FT    8/29/95    LEHIGH PORTLAND&TII           2,613,542                    2,613,542
5122      8/2/95    GOV'T CONTRACTING/CONG           75,000                       75,000
992      8/17/95    FLUOR DANIELS                   162,913                      162,913
996      8/18/95    STANLEY SMITH SECURITY            1,169          1,169
1007     8/18/95    STANLEY SMITH SECURITY            1,433          1,433
1016      9/5/95    SHEFSKY&FROELICH                 63,868                                      63,868
1017      9/5/95    CONGRESS ENTERPRISES            129,320                      129,320
1018      9/5/95    LEHIGH PORTLAND                  93,641                       93,641
1025      9/5/95    STANLEY SMITH SECURITY            1,433          1,433
1037     9/13/95    STANLEY SMITH SECURITY            2,866          2,866
1044     9/22/95    STANLEY SMITH SECURITY            5,314          5,314
1047     9/22/95    MATTHEWS NURSERY INC             10,350         10,350
1056     9/22/95    SYKES, O'CONNOR                  46,170                                      46,170
DM/FT    10/6/95    LEHIGH PORTLAND&TII             300,000                     300,000
1064     10/12/95   STANLEY SMITH SECURITY            1,433          1,433
1073     10/13/95   LEHIGH PORTLAND                 103,893                     103,893
          VARIOUS   SYKES, O'CONNOR/TRAVEL            5,012                                       5,012
                                                 ----------     ----------    ---------         -------
                                                 21,109,542     13,779,395    7,093,073         237,073

SCHEDULE OF DISBURSEMENTS (CONTINUED)
                                                                                  WORK &        LEGAL &
CK#      DATE                                                       LAND          HARBOR        PROF
                                                                ----------    ---------         -------
                    INTEREST 7/1-10/30/95               529,570
                    LEGAL RIBIS
                    GRAHAM                              183,906
                                                     ----------
                                                     21,823,018

INTEREST EXPENSE CALCULATION

              BEGINNING                                     ENDING
               BALANCE            EXP          INT          BALANCE

 6/1/95                         13,589,291                  13,589,291
 7/1/95      13,589,291            756,476    105,317       14,451,084
 8/1/95      14,451,084          6,000,474    111,996       20,563,554
 9/1/95      20,563,554            352,963    154,227       21,070,744
10/1/95      21,070,744            410,338    158,031       21,639,112

                                21,109,542    529,570

                                  Exhibit "G"
                                   BDC COSTS

Before September 27, 1995

 Check
 Number       Date
                           PAID

             Various       Ashton-Barnes                       18,483
  01188      06/26/95      Cole Associates                      1,607
  01296      07/28/95      Cole Associates                     20,846
  01217      08/10/95      Cole Associates                     13,600
  1002       09/12/95      Cole Associates                      3,445
 Various     Various       Dykema Gossett                      34,161
 Various     03/03/95      Floyd Browne                         1,119
  01199      07/06/95      Lehigh Portland Cement              66,463
  01220      08/10/95      Lehigh Portland Cement              65,909
   087       08/17/95      Lehigh Portland Cement              93,641
  1003       09/12/95      Lehigh Portland Cement             103,893
  01090      01/18/95      Len Pryweller Realty                10,000
  01100      02/06/95      Len Pryweller Realty                10,000
  01110      02/13/95      Len Pryweller Realty                 5,000
 Various     Various       Michael Baker                       42,565
 Various     Various       Michael Johnson & Assoc.            70,535
  1090       02/06/95      Wooden-Condemnation                 10,000
  1093       03/02/95      Wooden-Land Appraisal               15,000

                           Sub-Total                          586,267

                           ACCRUED

 Wire        09/28/95      Lehigh Portland Cement             300,000
                           Sykes, O'connor                     48,712

                           Sub-Total                          348,712

After September 27, 1995
 Wire        10/20/95      Lehigh Portland Cement              99,500
 1013        10/13/95      Athony A. Marnell II, Chtd.          2,731
 1014        10/13/95      David J. Seymour                     5,734
 1011        09/29/95      David J. Seymour                     2,674
 1012        10/13/95      Design Workshop                      5,000
 1015        10/16/95      Sykes O'connor                       3,799
 1017        10/25/95      Cole & Associates                    8,500

                           Sub-Total                          127,939

                           Interest Thru 10/30/95              20,110
01:12PM
10/27/95                   Total                            1,083,027

Interest Rate
9.00%